Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	August 8, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: August 31, 2007

•	Initial valuation date: August 28, 2007

•	Final valuation date: February 26, 2008

•	Maturity date: February 29, 2008

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

•	Business day convention: Modified following.

•	Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Apple Computer, Inc.	TBD	FWP-8	AAPL	TBD	17.25%	80.00%	TBD	TBD	TBD	TBD	E-885	06738GMB3/ US06738GMB31
Advanced Micro Devices, Inc.	TBD	FWP-10	AMD	TBD	20.00%	65.00%	TBD	TBD	TBD	TBD	E-886	06738GMC1/ US06738GMC14
AMR Corporation	TBD	FWP-12	AMR	TBD	18.50%	65.00%	TBD	TBD	TBD	TBD	E-887	06738GMD9/ US06738GMD96
AnnTaylor Stores Corporation	TBD	FWP-14	ANN	TBD	12.25%	80.00%	TBD	TBD	TBD	TBD	E-888	06738GME7/ US06738GME79
Boston Scientific Corporation	TBD	FWP-16	BSX	TBD	13.15%	70.00%	TBD	TBD	TBD	TBD	E-889	06738GMF4/ US06738GMF45
Peabody Energy Corporation	TBD	FWP-18	BTU	TBD	16.00%	75.00%	TBD	TBD	TBD	TBD	E-890	06738GMG2/ US06738GMG28
Circuit City Stores, Inc.	TBD	FWP-20	CC	TBD	10.50%	70.00%	TBD	TBD	TBD	TBD	E-891	06738GMJ6/ US06738GMJ66
Chesapeake Energy Corporation	TBD	FWP-22	CHK	TBD	9.50%	80.00%	TBD	TBD	TBD	TBD	E-892	06738GMK3/ US06738GMK30
COACH, Inc.	TBD	FWP-24	COH	TBD	11.25%	80.00%	TBD	TBD	TBD	TBD	E-893	06738GML1/ US06738GML13
ConocoPhillips	TBD	FWP-26	COP	TBD	10.750%	80.00%	TBD	TBD	TBD	TBD	E-894	06738GMM9/ US06738GMM95
Deere & Company	TBD	FWP-28	DE	TBD	13.250%	80.00%	TBD	TBD	TBD	TBD	E-895	06738GMN7/ US06738GMN78
Energy Conversion Devices, Inc.	TBD	FWP-30	ENER	TBD	18.500%	70.00%	TBD	TBD	TBD	TBD	E-896	06738GMP2/ US06738GMP27
Evergreen Solar, Inc.	TBD	FWP-32	ESLR	TBD	18.750%	65.00%	TBD	TBD	TBD	TBD	E-897	06738GMR8/ US06738GMR82
Freeport-McMoRan Copper & Gold Inc.	TBD	FWP-34	FCX	TBD	14.500%	70.00%	TBD	TBD	TBD	TBD	E-898	06738GMT4/ US06738GMT49
Halliburton Company	TBD	FWP-36	HAL	TBD	10.500%	80.00%	TBD	TBD	TBD	TBD	E-899	06738GMU1/ US06738GMU12
Hewlett Packard Co.	TBD	FWP-38	HPQ	TBD	9.000%	80.00%	TBD	TBD	TBD	TBD	E-900	06738GMV9/ US06738GMV94
Intel Corporation	TBD	FWP-40	INTC	TBD	9.750%	80.00%	TBD	TBD	TBD	TBD	E-901	06738GMX5/ US06738GMX50
JetBlue Airways Corporation	TBD	FWP-42	JBLU	TBD	17.000%	70.00%	TBD	TBD	TBD	TBD	E-902	06738GMY3/ US06738GMY34
JDS Uniphase Corporation	TBD	FWP-44	JDSU	TBD	17.00%	80.00%	TBD	TBD	TBD	TBD	E-903	06738GMZ0/ US06738GMZ09

Kohl’s Corporation	TBD	FWP-46	KSS	TBD	10.50%	80.00%	TBD	TBD	TBD	TBD	E-904	06738GNA4/ US06738GNA49
McDonald’s Corporation	TBD	FWP-48	MCD	TBD	10.25%	80.00%	TBD	TBD	TBD	TBD	E-905	06738GNB2/ US06738GNB22
Massey Energy Company	TBD	FWP-50	MEE	TBD	17.50%	60.00%	TBD	TBD	TBD	TBD	E-906	06738GNC0/ US06738GNC05
Merck & Co., Inc.	TBD	FWP-52	MRK	TBD	10.00%	80.00%	TBD	TBD	TBD	TBD	E-907	06738GND8/ US06738GND87
Micron Technology, Inc.	TBD	FWP-54	MU	TBD	14.50%	80.00%	TBD	TBD	TBD	TBD	E-908	06738GNE6/ US06738GNE60
The Nasdaq Stock Market, Inc.	TBD	FWP-56	NDAQ	TBD	13.50%	80.00%	TBD	TBD	TBD	TBD	E-909	06738GNF3/ US06738GNF36
Norfolk Southern Corporation	TBD	FWP-58	NSC	TBD	10.75%	75.00%	TBD	TBD	TBD	TBD	E-910	06738GNG1/ US06738GNG19
Nucor Corporation	TBD	FWP-60	NUE	TBD	14.00%	75.00%	TBD	TBD	TBD	TBD	E-911	06738GNH9/ US06738GNH91
NYSE Euronext, Inc.	TBD	FWP-62	NYX	TBD	15.00%	80.00%	TBD	TBD	TBD	TBD	E-912	06738GNJ5/ US06738GNJ57
Oracle Corporation	TBD	FWP-64	ORCL	TBD	9.75%	80.00%	TBD	TBD	TBD	TBD	E-913	06738GNK2/ US06738GNK21
Pfizer Inc.	TBD	FWP-66	PFE	TBD	9.75%	85.00%	TBD	TBD	TBD	TBD	E-914	06738GNL0/ US06738GNL04
Parker Drilling Company	TBD	FWP-68	PKD	TBD	16.25%	70.00%	TBD	TBD	TBD	TBD	E-915	06738GNM8/ US06738GNM86
Starbucks Corporation	TBD	FWP-70	SBUX	TBD	10.00%	85.00%	TBD	TBD	TBD	TBD	E-916	06738GNN6/ US06738GNN69
SiRF Technology Holdings, Inc.	TBD	FWP-72	SIRF	TBD	16.75%	60.00%	TBD	TBD	TBD	TBD	E-917	06738GNP1/ US06738GNP18
Schlumberger N.V. (Schlumberger Limited)	TBD	FWP-74	SLB	TBD	14.25%	80.00%	TBD	TBD	TBD	TBD	E-918	06738GNQ9/ US06738GNQ90
SanDisk Corporation	TBD	FWP-76	SNDK	TBD	17.25%	75.00%	TBD	TBD	TBD	TBD	E-919	06738GNR7/ US06738GNR73
Staples, Inc.	TBD	FWP-78	SPLS	TBD	9.25%	80.00%	TBD	TBD	TBD	TBD	E-920	06738GNS5/ US06738GNS56
SunPower Corporation	TBD	FWP-80	SPWR	TBD	18.50%	70.00%	TBD	TBD	TBD	TBD	E-921	06738GNT3/ US06738GNT30
Sunoco, Inc.	TBD	FWP-82	SUN	TBD	12.75%	75.00%	TBD	TBD	TBD	TBD	E-922	06738GNU0/ US06738GNU03
Target Corporation	TBD	FWP-84	TGT	TBD	10.50%	75.00%	TBD	TBD	TBD	TBD	E-923	06738GNV8/ US06738GNV85
Titanium Metals Corporation	TBD	FWP-86	TIE	TBD	17.00%	70.00%	TBD	TBD	TBD	TBD	E-924	06738GNW6/ US06738GNW68
Texas Instruments Incorporated	TBD	FWP-88	TXN	TBD	11.50%	80.00%	TBD	TBD	TBD	TBD	E-925	06738GNX4/ US06738GNX42
Under Armour, Inc.	TBD	FWP-90	UA	TBD	13.00%	75.00%	TBD	TBD	TBD	TBD	E-926	06738GNY2/ US06738GNY25
Valero Energy Corporation	TBD	FWP-92	VLO	TBD	11.75%	75.00%	TBD	TBD	TBD	TBD	E-927	06738GNZ9/ US06738GNZ99
Wyeth	TBD	FWP-94	WYE	TBD	10.50%	80.00%	TBD	TBD	TBD	TBD	E-928	06738GPA2/ US06738GPA21
Exxon Mobil Corporation	TBD	FWP-96	XOM	TBD	11.00%	80.00%	TBD	TBD	TBD	TBD	E-929	06738GPB0/ US06738GPB04
The Goldman Sachs Group, Inc.	TBD	FWP-98	GS	TBD	13.25%	80.00%	TBD	TBD	TBD	TBD	E-930	06738GPC8/ US06738GPC86
JPMorgan Chase & Co.	TBD	FWP-100	JPM	TBD	12.25%	80.00%	TBD	TBD	TBD	TBD	E-931	06738GPD6/ US06738GPD69
MBIA Inc.	TBD	FWP-102	MBI	TBD	14.75%	65.00%	TBD	TBD	TBD	TBD	E-932	06738GPE4/ US06738GPE43
Merrill Lynch & Co., Inc.	TBD	FWP-104	MER	TBD	13.00%	80.00%	TBD	TBD	TBD	TBD	E-933	06738GPF1/ US06738GPF18

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated September 21, 2005 and the prospectus supplement dated November 1, 2006, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows: http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

FWP-3

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement

FWP-4

called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

FWP-5

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

FWP-6

Apple Computer, Inc.

According to publicly available information, Apple Computer, Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$12.61	$7.34	$7.76
December 31, 2001	$12.02	$7.42	$10.95
March 29, 2002	$12.99	$10.13	$11.84
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
August 6, 2007*	$148.91	$119.30	$135.25

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	AAPL
Initial price:	$135.25
Protection level:	80.00%
Protection price:	$108.20
Physical delivery amount:	7($1,000/Initial price)
Fractional shares:	0.393715
Coupon:	17.25% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$14.38

FWP-7

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.625%		100.00%
+ 90%	8.625%		90.00%
+ 80%	8.625%		80.00%
+ 70%	8.625%		70.00%
+ 60%	8.625%		60.00%
+ 50%	8.625%		50.00%
+ 40%	8.625%		40.00%
+ 30%	8.625%		30.00%
+ 20%	8.625%		20.00%
+ 10%	8.625%		10.00%
+ 5%	8.625%		5.00%
0%	8.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.625%	3.625%	-5.00%
- 10%	8.625%	-1.375%	-10.00%
- 20%	8.625%	-11.375%	-20.00%
- 30%	N/A	-21.375%	-30.00%
- 40%	N/A	-31.375%	-40.00%
- 50%	N/A	-41.375%	-50.00%
- 60%	N/A	-51.375%	-60.00%
- 70%	N/A	-61.375%	-70.00%
- 80%	N/A	-71.375%	-80.00%
- 90%	N/A	-81.375%	-90.00%
-100%	N/A	-91.375%	-100.00%

FWP-8

Advanced Micro Devices, Inc.

According to publicly available information, Advanced Micro Devices, Inc. (the “Company”) is a global semiconductor company with facilities around the world. It provides processing solutions for the computing, graphics and consumer electronics markets.

On October 25, 2006, the Company completed its acquisition of ATI pursuant to an Acquisition Agreement, dated as of July 23, 2006, by and among AMD, 1252986 Alberta ULC, and ATI, whereby ATI became the Company’s indirect, wholly-owned subsidiary. As a result of the acquisition, the Company began to supply 3D graphics, video and multimedia products and chipsets for personal computers, or PCs, including desktop and notebook PCs, professional workstations and servers and products for consumer electronic devices such as mobile phones, digital TVs and game consoles.

The Company was founded in 1969 and is headquartered in Sunnyvale, California.

The linked share’s SEC file number is 001-07882.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$30.20	$7.80	$8.15
December 31, 2001	$18.55	$7.70	$15.86
March 29, 2002	$20.59	$12.63	$14.71
June 28, 2002	$15.26	$7.96	$9.72
September 30, 2002	$10.88	$5.25	$5.34
December 31, 2002	$9.50	$3.10	$6.46
March 31, 2003	$7.78	$4.78	$6.18
June 30, 2003	$8.59	$6.00	$6.41
September 30, 2003	$12.87	$6.25	$11.11
December 31, 2003	$18.48	$11.01	$14.90
March 31, 2004	$17.50	$13.66	$16.23
June 30, 2004	$17.60	$13.67	$15.90
September 30, 2004	$15.90	$10.76	$13.00
December 31, 2004	$24.95	$13.09	$22.02
March 31, 2005	$22.29	$14.64	$16.12
June 30, 2005	$18.34	$14.08	$17.34
September 30, 2005	$25.75	$17.22	$25.20
December 30, 2005	$31.84	$20.22	$30.60
March 31, 2006	$42.65	$30.89	$33.16
June 30, 2006	$35.75	$23.46	$24.42
September 29, 2006	$27.90	$16.90	$24.85
December 29, 2006	$25.69	$19.90	$20.35
March 30, 2007	$20.63	$12.96	$13.06
June 29, 2007	$15.95	$12.60	$14.30
August 6, 2007*	$16.19	$12.38	$12.77

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	AMD
Initial price:	$12.77
Protection level:	65.00%
Protection price:	$8.30
Physical delivery amount:	78($1,000/Initial price)
Fractional shares:	0.308536
Coupon:	20.00% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$16.67

FWP-9

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%
0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
-100%	N/A	-90.00%	-100.00%

FWP-10

AMR Corporation

According to publicly available information, AMR Corporation (the “Company”) was incorporated in October 1982. The Company’s operations fall almost entirely in the airline industry. The Company’s principal subsidiary, American Airlines, Inc. (American), was founded in 1934. At the end of 2006, American provided scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe and Asia. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system. In addition, AMR Eagle Holding Corporation, a wholly-owned subsidiary of the Company, owns two regional airlines which do business as “American Eagle” — American Eagle Airlines, Inc. and Executive Airlines, Inc. (Executive) (collectively, the American Eagle® carriers).

The linked share’s SEC file number is 1-8400.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$38.40	$15.90	$19.14
December 31, 2001	$23.74	$15.40	$22.17
March 29, 2002	$29.20	$21.62	$26.41
June 28, 2002	$26.10	$15.52	$16.86
September 30, 2002	$16.65	$3.60	$4.18
December 31, 2002	$8.61	$3.02	$6.60
March 31, 2003	$7.10	$1.28	$2.10
June 30, 2003	$11.75	$2.76	$11.00
September 30, 2003	$13.45	$7.93	$11.45
December 31, 2003	$15.45	$11.05	$12.95
March 31, 2004	$17.65	$10.25	$12.73
June 30, 2004	$14.30	$10.05	$12.11
September 30, 2004	$12.28	$6.76	$7.33
December 31, 2004	$11.10	$6.34	$10.95
March 31, 2005	$11.35	$7.83	$10.70
June 30, 2005	$14.95	$9.80	$12.11
September 30, 2005	$14.75	$10.01	$11.18
December 30, 2005	$23.53	$10.82	$22.23
March 31, 2006	$29.14	$18.25	$27.05
June 30, 2006	$29.32	$21.50	$25.42
September 29, 2006	$27.74	$18.78	$23.14
December 29, 2006	$34.40	$23.42	$30.23
March 30, 2007	$41.00	$29.68	$30.45
June 29, 2007	$33.20	$24.88	$26.35
August 6, 2007*	$29.32	$22.86	$23.86

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	AMR
Initial price:	$23.86
Protection level:	65.00%
Protection price:	$15.51
Physical delivery amount:	41($1,000/Initial price)
Fractional shares:	0.911148
Coupon:	18.50% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$15.42

FWP-11

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%
0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	9.25%	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
-100%	N/A	-90.75%	-100.00%

FWP-12

AnnTaylor Stores Corporation

According to publicly available information, AnnTaylor Stores Corporation (the “Company”) through its wholly-owned subsidiaries, is a leading national specialty retailer of women’s apparel, shoes and accessories sold primarily under the “Ann Taylor”, “Ann Taylor Loft” and “Ann Taylor Factory” brands. The Company’s stores offer a full range of career and casual separates, dresses, tops, weekend wear, shoes and accessories, coordinated as part of a total wardrobing strategy. This total wardrobing strategy is reinforced by an emphasis on client service.

The Company is dedicated to maintaining the right merchandise mix in its stores among suits and separates, tops, footwear and accessories. The Company concentrates on calibrating the timing of its product offerings to address clients’ wardrobing needs, anticipating fabric and yarn preferences on a regional and seasonal basis, and timing direct marketing efforts accordingly.

As of February 3, 2007, the Company operated 869 retail stores in 46 states, the District of Columbia and Puerto Rico, of which 348 were Ann Taylor stores, 464 were Ann Taylor Loft stores and 57 were Ann Taylor Factory stores.

The linked share’s SEC file number is 1-10738.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$15.96	$9.38	$9.74
December 31, 2001	$15.64	$9.38	$15.56
March 29, 2002	$19.73	$15.14	$19.21
June 28, 2002	$22.13	$16.10	$16.93
September 30, 2002	$20.04	$13.71	$15.35
December 31, 2002	$17.67	$12.83	$13.61
March 31, 2003	$14.53	$11.37	$13.69
June 30, 2003	$19.99	$13.20	$19.30
September 30, 2003	$23.38	$18.02	$21.43
December 31, 2003	$27.16	$21.43	$26.00
March 31, 2004	$31.43	$25.01	$28.53
June 30, 2004	$30.34	$25.45	$28.98
September 30, 2004	$29.26	$21.86	$23.40
December 31, 2004	$24.38	$20.00	$21.53
March 31, 2005	$27.70	$20.41	$25.59
June 30, 2005	$26.25	$22.88	$24.28
September 30, 2005	$28.48	$23.63	$26.55
December 30, 2005	$34.77	$23.05	$34.52
March 31, 2006	$38.30	$32.00	$36.79
June 30, 2006	$43.38	$34.50	$43.38
September 29, 2006	$44.33	$36.80	$41.86
December 29, 2006	$45.14	$32.36	$32.84
March 30, 2007	$39.92	$32.28	$38.78
June 29, 2007	$39.72	$35.28	$35.42
August 6, 2007*	$36.88	$28.09	$29.47

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	ANN
Initial price:	$29.47
Protection level:	80.00%
Protection price:	$23.58
Physical delivery amount:	33($1,000/Initial price)
Fractional shares:	0.932813
Coupon:	12.25% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$10.21

FWP-13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%
0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	N/A	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
-100%	N/A	-93.875%	-100.00%

FWP-14

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Some of the Company’s medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain.

The linked share’s SEC file number is 1-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$10.40	$8.50	$10.25
December 31, 2001	$13.95	$10.15	$12.06
March 29, 2002	$12.78	$10.24	$12.55
June 28, 2002	$16.25	$11.97	$14.66
September 30, 2002	$15.90	$11.50	$15.78
December 31, 2002	$22.15	$15.60	$21.26
March 31, 2003	$23.78	$19.35	$20.38
June 30, 2003	$32.56	$20.28	$30.55
September 30, 2003	$34.37	$28.00	$31.90
December 31, 2003	$36.84	$31.06	$36.76
March 31, 2004	$45.00	$35.17	$42.38
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
March 30, 2007	$18.69	$13.88	$14.54
June 29, 2007	$16.85	$14.39	$15.34
August 6, 2007*	$15.82	$12.83	$12.91

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	BSX
Initial price:	$12.91
Protection level:	70.00%
Protection price:	$9.04
Physical delivery amount:	77($1,000/Initial price)
Fractional shares:	0.459334
Coupon:	13.15% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$10.96

FWP-15

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.575%		100.00%
+ 90%	6.575%		90.00%
+ 80%	6.575%		80.00%
+ 70%	6.575%		70.00%
+ 60%	6.575%		60.00%
+ 50%	6.575%		50.00%
+ 40%	6.575%		40.00%
+ 30%	6.575%		30.00%
+ 20%	6.575%		20.00%
+ 10%	6.575%		10.00%
+ 5%	6.575%		5.00%
0%	6.575%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.575%	1.575%	-5.00%
- 10%	6.575%	-3.425%	-10.00%
- 20%	6.575%	-13.425%	-20.00%
- 30%	6.575%	-23.425%	-30.00%
- 40%	N/A	-33.425%	-40.00%
- 50%	N/A	-43.425%	-50.00%
- 60%	N/A	-53.425%	-60.00%
- 70%	N/A	-63.425%	-70.00%
- 80%	N/A	-73.425%	-80.00%
- 90%	N/A	-83.425%	-90.00%
-100%	N/A	-93.425%	-100.00%

FWP-16

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2006, it had 10.2 billion tons of proven and probable coal reserves. In addition to its mining operations, the Company markets, brokers and trades coal. The Company’s total tons traded were 79.1 million for the year ended December 31, 2006. In response to growing international markets, the Company established an international trading group in 2006 and added another operations office in Europe in early 2007. The Company also has a business development, sales and marketing office in Beijing, China to pursue potential long-term growth opportunities in that market. Other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, and BTU Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$8.00	$5.55	$6.03
December 31, 2001	$8.00	$5.78	$7.05
March 29, 2002	$7.51	$5.81	$7.24
June 28, 2002	$7.69	$6.54	$7.08
September 30, 2002	$7.07	$4.38	$6.38
December 31, 2002	$7.32	$5.66	$7.31
March 31, 2003	$7.40	$6.13	$6.97
June 30, 2003	$8.78	$6.68	$8.40
September 30, 2003	$8.41	$7.15	$7.84
December 31, 2003	$10.75	$7.84	$10.43
March 31, 2004	$12.65	$9.11	$11.63
June 30, 2004	$14.00	$10.44	$14.00
September 30, 2004	$15.11	$12.69	$14.88
December 31, 2004	$21.70	$13.51	$20.23
March 31, 2005	$25.45	$18.37	$23.18
June 30, 2005	$28.23	$19.68	$26.02
September 30, 2005	$43.01	$26.01	$42.18
December 30, 2005	$43.47	$35.35	$41.21
March 31, 2006	$52.50	$41.24	$50.41
June 30, 2006	$76.29	$46.82	$55.75
September 29, 2006	$59.81	$32.95	$36.78
December 29, 2006	$48.59	$34.05	$40.41
March 30, 2007	$44.60	$36.20	$40.24
June 29, 2007	$55.76	$39.96	$48.38
August 6, 2007*	$50.99	$38.45	$40.41

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	BTU
Initial price:	$40.41
Protection level:	75.00%
Protection price:	$30.31
Physical delivery amount:	24($1,000/Initial price)
Fractional shares:	0.746350
Coupon:	16.00% per annum
Maturity:	February 29, 2008
Dividend yield:	0.43% per annum
Coupon amount monthly:	$13.33

FWP-17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.00%		100.22%
+ 90%	8.00%		90.22%
+ 80%	8.00%		80.22%
+ 70%	8.00%		70.22%
+ 60%	8.00%		60.22%
+ 50%	8.00%		50.22%
+ 40%	8.00%		40.22%
+ 30%	8.00%		30.22%
+ 20%	8.00%		20.22%
+ 10%	8.00%		10.22%
+ 5%	8.00%		5.22%
0%	8.00%		0.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-4.78%
- 10%	8.00%	-2.00%	-9.78%
- 20%	8.00%	-12.00%	-19.78%
- 30%	N/A	-22.00%	-29.78%
- 40%	N/A	-32.00%	-39.78%
- 50%	N/A	-42.00%	-49.78%
- 60%	N/A	-52.00%	-59.78%
- 70%	N/A	-62.00%	-69.78%
- 80%	N/A	-72.00%	-79.78%
- 90%	N/A	-82.00%	-89.78%
-100%	N/A	-92.00%	-99.78%

FWP-18

Circuit City Stores, Inc.

According to publicly available information, Circuit City Stores, Inc. (the “Company”) is a specialty retailer of consumer electronics, home office products, entertainment software, and related services. The Company has two reportable segments: its domestic segment and its international segment. The domestic segment is primarily engaged in the business of selling brand-name consumer electronics, personal computers, entertainment software, and related services in Circuit City stores in the United States and via the Web at www.circuitcity.com. At February 28, 2006, the company’s domestic segment operated 626 Superstores and 5 other stores in 158 U.S. media markets. The international segment, which is comprised of the operations of InterTAN, Inc., is primarily engaged in the business of selling private-label and brand-name consumer electronics products in Canada. At February 28, 2006, the international segment conducted business through 954 retail stores and dealer outlets, which consisted of 540 company-owned stores, 300 dealer outlets, 93 Rogers Plus® stores and 21 Battery Plus® stores. As a result of ongoing litigation with RadioShack Corporation, the international segment re-branded most of its company-owned stores and dealer outlets to The Source By Circuit CitySM during fiscal 2006. The international segment operates a Web site at www.thesource.ca. The Company was incorporated under the laws of the Commonwealth of Virginia in 1949. Its corporate headquarters are located at 9950 Mayland Drive, Richmond, Virginia.

The linked share’s SEC file number is 1-5767.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$13.45	$6.34	$7.97
December 31, 2001	$17.70	$7.48	$17.23
March 29, 2002	$20.58	$10.68	$11.98
June 28, 2002	$16.33	$11.29	$12.45
September 30, 2002	$12.62	$8.40	$10.06
December 31, 2002	$10.68	$6.96	$7.42
March 31, 2003	$7.90	$4.11	$5.20
June 30, 2003	$9.13	$4.94	$8.80
September 30, 2003	$11.41	$8.59	$9.53
December 31, 2003	$13.20	$9.25	$10.13
March 31, 2004	$12.09	$8.69	$11.30
June 30, 2004	$13.35	$10.32	$12.95
September 30, 2004	$15.60	$11.90	$15.34
December 31, 2004	$17.87	$14.24	$15.64
March 31, 2005	$17.24	$13.40	$16.05
June 30, 2005	$17.85	$15.05	$17.29
September 30, 2005	$18.70	$15.36	$17.16
December 30, 2005	$23.12	$16.16	$22.59
March 31, 2006	$26.01	$22.41	$24.48
June 30, 2006	$31.54	$23.00	$27.22
September 29, 2006	$27.42	$22.19	$25.11
December 29, 2006	$29.31	$18.25	$18.98
March 30, 2007	$22.02	$17.02	$18.53
June 29, 2007	$19.12	$15.04	$15.08
August 6, 2007*	$15.33	$10.70	$11.19

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	CC
Initial price:	$11.19
Protection level:	70.00%
Protection price:	$7.83
Physical delivery amount:	89($1,000/Initial price)
Fractional shares:	0.365505
Coupon:	10.50% per annum
Maturity:	February 29, 2008
Dividend yield:	1.51% per annum
Coupon amount monthly:	$8.75

FWP-19

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.25%		100.76%
+ 90%	5.25%		90.76%
+ 80%	5.25%		80.76%
+ 70%	5.25%		70.76%
+ 60%	5.25%		60.76%
+ 50%	5.25%		50.76%
+ 40%	5.25%		40.76%
+ 30%	5.25%		30.76%
+ 20%	5.25%		20.76%
+ 10%	5.25%		10.76%
+ 5%	5.25%		5.76%
0%	5.25%		0.76%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.24%
- 10%	5.25%	-4.75%	-9.24%
- 20%	5.25%	-14.75%	-19.24%
- 30%	5.25%	-24.75%	-29.24%
- 40%	N/A	-34.75%	-39.24%
- 50%	N/A	-44.75%	-49.24%
- 60%	N/A	-54.75%	-59.24%
- 70%	N/A	-64.75%	-69.24%
- 80%	N/A	-74.75%	-79.24%
- 90%	N/A	-84.75%	-89.24%
-100%	N/A	-94.75%	-99.24%

FWP-20

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 33,700 producing oil and natural gas wells that are currently producing approximately 1.69 billion cubic feet equivalent, or bcfe, per day, 92% of which is natural gas. The Company is focused on discovering, developing and acquiring onshore natural gas reserves in the U.S. east of the Rocky Mountains. The Company’s most important operating area has historically been in various conventional plays in the Mid-Continent region, which includes Oklahoma, Arkansas, Kansas and the Texas Panhandle. At September 30, 2006, 47% of its proved oil and natural gas reserves were located in the Mid-Continent region. During the past four years, the Company has also built significant positions in various conventional and unconventional plays in the South Texas and Texas Gulf Coast regions, the Permian Basin of West Texas and eastern New Mexico, the Barnett Shale area of North Texas, the Ark-La-Tex area of East Texas and northern Louisiana, the Appalachian Basin in West Virginia, eastern Kentucky, eastern Ohio and southern New York, the Caney and Woodford Shales in southeastern Oklahoma, the Fayetteville Shale in Arkansas, the Barnett and Woodford Shales in West Texas and the Conasauga, Floyd and Chattanooga Shales of Alabama.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$6.96	$4.50	$5.65
December 31, 2001	$7.58	$5.26	$6.61
March 29, 2002	$7.78	$5.05	$7.74
June 28, 2002	$8.55	$6.81	$7.20
September 30, 2002	$7.25	$4.58	$6.60
December 31, 2002	$8.06	$5.89	$7.74
March 31, 2003	$8.63	$7.27	$7.86
June 30, 2003	$11.45	$7.46	$10.10
September 30, 2003	$10.97	$9.17	$10.78
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
August 6, 2007*	$37.15	$33.12	$35.74

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	CHK
Initial price:	$35.74
Protection level:	80.00%
Protection price:	$28.59
Physical delivery amount:	27($1,000/Initial price)
Fractional shares:	0.979855
Coupon:	9.50% per annum
Maturity:	February 29, 2008
Dividend yield:	0.70% per annum
Coupon amount monthly:	$7.92

FWP-21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.75%		100.35%
+ 90%	4.75%		90.35%
+ 80%	4.75%		80.35%
+ 70%	4.75%		70.35%
+ 60%	4.75%		60.35%
+ 50%	4.75%		50.35%
+ 40%	4.75%		40.35%
+ 30%	4.75%		30.35%
+ 20%	4.75%		20.35%
+ 10%	4.75%		10.35%
+ 5%	4.75%		5.35%
0%	4.75%		0.35%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.65%
- 10%	4.75%	-5.25%	-9.65%
- 20%	4.75%	-15.25%	-19.65%
- 30%	N/A	-25.25%	-29.65%
- 40%	N/A	-35.25%	-39.65%
- 50%	N/A	-45.25%	-49.65%
- 60%	N/A	-55.25%	-59.65%
- 70%	N/A	-65.25%	-69.65%
- 80%	N/A	-75.25%	-79.65%
- 90%	N/A	-85.25%	-89.65%
-100%	N/A	-95.25%	-99.65%

FWP-22

COACH, Inc.

According to publicly available information, COACH, Inc. (the “Company”) was founded in 1941 and acquired by Sara Lee Corporation (“Sara Lee”) in 1985. In June 2000, the Company was incorporated in the state of Maryland. In October 2000, the Company was listed on the New York Stock Exchange and sold approximately 68 million shares of common stock. In April 2001, Sara Lee completed a distribution of its remaining ownership in the Company via an exchange offer. The Company has grown from a family-run workshop in a Manhattan loft to a leading American designer and marketer of premium handbags and accessories.

The linked share’s SEC file number is 1-16153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$5.34	$2.50	$3.31
December 31, 2001	$4.92	$2.79	$4.87
March 29, 2002	$6.67	$4.68	$6.34
June 28, 2002	$7.53	$5.88	$6.86
September 30, 2002	$7.40	$4.33	$6.40
December 31, 2002	$8.91	$5.63	$8.23
March 31, 2003	$10.00	$7.26	$9.58
June 30, 2003	$13.38	$9.23	$12.44
September 30, 2003	$14.91	$12.25	$13.65
December 31, 2003	$20.27	$13.65	$18.88
March 31, 2004	$22.16	$16.88	$20.50
June 30, 2004	$23.05	$19.50	$22.60
September 30, 2004	$23.73	$18.00	$21.21
December 31, 2004	$28.85	$19.58	$28.20
March 31, 2005	$29.98	$25.88	$28.32
June 30, 2005	$34.24	$24.60	$33.57
September 30, 2005	$36.35	$30.11	$31.36
December 30, 2005	$36.84	$28.14	$33.34
March 31, 2006	$37.40	$31.68	$34.58
June 30, 2006	$35.66	$27.62	$29.90
September 29, 2006	$34.99	$25.18	$34.40
December 29, 2006	$44.98	$34.15	$42.96
March 30, 2007	$51.56	$42.50	$50.05
June 29, 2007	$54.00	$46.06	$47.39
August 6, 2007*	$50.79	$44.06	$46.73

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	COH
Initial price:	$46.73
Protection level:	80.00%
Protection price:	$37.38
Physical delivery amount:	21($1,000/Initial price)
Fractional shares:	0.399529
Coupon:	11.25% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$9.38

FWP-23

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.625%		100.00%
+ 90%	5.625%		90.00%
+ 80%	5.625%		80.00%
+ 70%	5.625%		70.00%
+ 60%	5.625%		60.00%
+ 50%	5.625%		50.00%
+ 40%	5.625%		40.00%
+ 30%	5.625%		30.00%
+ 20%	5.625%		20.00%
+ 10%	5.625%		10.00%
+ 5%	5.625%		5.00%
0%	5.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-5.00%
- 10%	5.625%	-4.375%	-10.00%
- 20%	5.625%	-14.375%	-20.00%
- 30%	N/A	-24.375%	-30.00%
- 40%	N/A	-34.375%	-40.00%
- 50%	N/A	-44.375%	-50.00%
- 60%	N/A	-54.375%	-60.00%
- 70%	N/A	-64.375%	-70.00%
- 80%	N/A	-74.375%	-80.00%
- 90%	N/A	-84.375%	-90.00%
-100%	N/A	-94.375%	-100.00%

FWP-24

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the development of new technologies and business outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$29.93	$25.00	$26.97
December 31, 2001	$30.48	$25.33	$30.13
March 29, 2002	$31.90	$27.65	$31.40
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
August 6, 2007*	$90.84	$75.25	$78.95

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	COP
Initial price:	$78.95
Protection level:	80.00%
Protection price:	$63.16
Physical delivery amount:	12($1,000/Initial price)
Fractional shares:	0.666244
Coupon:	10.75% per annum
Maturity:	February 29, 2008
Dividend yield:	1.99% per annum
Coupon amount monthly:	$8.96

FWP-25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.375%		101.00%
+ 90%	5.375%		91.00%
+ 80%	5.375%		81.00%
+ 70%	5.375%		71.00%
+ 60%	5.375%		61.00%
+ 50%	5.375%		51.00%
+ 40%	5.375%		41.00%
+ 30%	5.375%		31.00%
+ 20%	5.375%		21.00%
+ 10%	5.375%		11.00%
+ 5%	5.375%		6.00%
0%	5.375%		1.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.00%
- 10%	5.375%	-4.625%	-9.00%
- 20%	5.375%	-14.625%	-19.00%
- 30%	N/A	-24.625%	-29.00%
- 40%	N/A	-34.625%	-39.00%
- 50%	N/A	-44.625%	-49.00%
- 60%	N/A	-54.625%	-59.00%
- 70%	N/A	-64.625%	-69.00%
- 80%	N/A	-74.625%	-79.00%
- 90%	N/A	-84.625%	-89.00%
-100%	N/A	-94.625%	-99.00%

FWP-26

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape products and irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$45.00	$33.55	$37.61
December 31, 2001	$44.30	$36.60	$43.66
March 29, 2002	$49.97	$41.10	$45.55
June 28, 2002	$48.40	$41.63	$47.90
September 30, 2002	$49.18	$37.50	$45.45
December 31, 2002	$51.60	$41.71	$45.85
March 31, 2003	$47.60	$37.56	$39.26
June 30, 2003	$48.70	$38.82	$45.70
September 30, 2003	$58.55	$44.23	$53.31
December 31, 2003	$67.41	$54.11	$65.05
March 31, 2004	$69.95	$60.00	$69.31
June 30, 2004	$74.93	$62.00	$70.14
September 30, 2004	$69.99	$57.22	$64.55
December 31, 2004	$74.73	$56.76	$74.40
March 31, 2005	$74.25	$65.20	$67.13
June 30, 2005	$69.40	$58.70	$65.49
September 30, 2005	$73.98	$59.85	$61.20
December 30, 2005	$71.00	$57.00	$68.11
March 31, 2006	$80.00	$67.62	$79.05
June 30, 2006	$91.98	$76.42	$83.49
September 29, 2006	$84.97	$66.95	$83.91
December 29, 2006	$101.18	$83.01	$95.07
March 30, 2007	$116.47	$90.23	$108.64
June 29, 2007	$125.64	$103.17	$120.74
August 6, 2007*	$133.96	$115.78	$119.90

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	DE
Initial price:	$119.90
Protection level:	80.00%
Protection price:	$95.92
Physical delivery amount:	8($1,000/Initial price)
Fractional shares:	0.340284
Coupon:	13.25% per annum
Maturity:	February 29, 2008
Dividend yield:	1.38% per annum
Coupon amount monthly:	$11.04

FWP-27

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.625%		100.69%
+ 90%	6.625%		90.69%
+ 80%	6.625%		80.69%
+ 70%	6.625%		70.69%
+ 60%	6.625%		60.69%
+ 50%	6.625%		50.69%
+ 40%	6.625%		40.69%
+ 30%	6.625%		30.69%
+ 20%	6.625%		20.69%
+ 10%	6.625%		10.69%
+ 5%	6.625%		5.69%
0%	6.625%		0.69%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-4.31%
- 10%	6.625%	-3.375%	-9.31%
- 20%	6.625%	-13.375%	-19.31%
- 30%	N/A	-23.375%	-29.31%
- 40%	N/A	-33.375%	-39.31%
- 50%	N/A	-43.375%	-49.31%
- 60%	N/A	-53.375%	-59.31%
- 70%	N/A	-63.375%	-69.31%
- 80%	N/A	-73.375%	-79.31%
- 90%	N/A	-83.375%	-89.31%
-100%	N/A	-93.375%	-99.31%

FWP-28

Energy Conversion Devices, Inc.

According to publicly available information, Energy Conversion Devices, Inc. (the “Company”) invents, designs, develops and commercializes materials, products and production processes for the alternative energy generation, energy storage and information technology markets. Its materials, products and production processes originate from the pioneering work of Mr. Stanford R. Ovshinsky, principal inventor and the Company’s President, Chief Scientist and Technologist, in materials science at the atomic (or nanostructure) level, principally amorphous and disordered materials. Based on this work, the Company has invented and developed materials that permit the design and commercialization of products such as thin-film solar (“photovoltaic” or “PV”) modules, nickel metal hydride (“NiMH”) batteries and phase-change memory devices.

The linked share’s SEC file number is 001-08403.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$28.00	$12.64	$16.44
December 31, 2001	$22.00	$15.26	$18.97
March 29, 2002	$24.53	$18.18	$20.75
June 28, 2002	$25.73	$14.01	$15.69
September 30, 2002	$15.90	$9.47	$10.85
December 31, 2002	$12.88	$7.21	$9.80
March 31, 2003	$11.85	$7.95	$8.49
June 30, 2003	$11.31	$8.00	$9.10
September 30, 2003	$19.24	$9.06	$10.51
December 31, 2003	$13.50	$8.00	$9.03
March 31, 2004	$10.00	$6.75	$9.80
June 30, 2004	$13.35	$9.76	$11.26
September 30, 2004	$14.89	$9.67	$13.26
December 31, 2004	$23.45	$12.50	$19.32
March 31, 2005	$23.42	$15.64	$22.73
June 30, 2005	$26.20	$16.27	$22.38
September 30, 2005	$46.44	$22.32	$44.88
December 30, 2005	$46.88	$28.76	$40.75
March 31, 2006	$57.84	$39.82	$49.18
June 30, 2006	$56.00	$31.32	$36.43
September 29, 2006	$38.95	$29.03	$37.04
December 29, 2006	$41.07	$33.80	$33.98
March 30, 2007	$37.24	$27.21	$34.94
June 29, 2007	$40.10	$29.26	$30.82
August 6, 2007*	$32.88	$25.81	$27.47

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	ENER
Initial price:	$27.47
Protection level:	70.00%
Protection price:	$19.23
Physical delivery amount:	36($1,000/Initial price)
Fractional shares:	0.403349
Coupon:	18.50% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$15.42

FWP-29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%
0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	9.25%	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
-100%	N/A	-90.75%	-100.00%

FWP-30

Evergreen Solar, Inc.

According to publicly available information, Evergreen Solar, Inc. (the “Company”) develops, manufactures and markets solar power products enabled by its proprietary String Ribbontm technology that provide reliable and environmentally clean electric power throughout the world.

The Company’s revenues today are primarily derived from the sale of solar modules, which are assemblies of photovoltaic cells that have been electrically interconnected and laminated in a physically durable and weather-tight package. The Company sells its products using distributors, systems integrators and other value-added resellers, who often add value through system design by incorporating its modules with electronics, structures and wiring systems. Applications for its products include on-grid generation, in which supplemental electricity is provided to an electric utility grid, and off-grid generation for markets where access to conventional electric power is not economical or physically feasible. The Company’s products are currently sold primarily in Europe and the United States.

The linked share’s SEC file number is 000-31687.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$11.00	$3.25	$3.55
December 31, 2001	$3.90	$1.90	$3.40
March 29, 2002	$4.79	$2.06	$3.06
June 28, 2002	$3.48	$1.32	$1.43
September 30, 2002	$1.70	$0.65	$0.83
December 31, 2002	$1.68	$0.44	$1.29
March 31, 2003	$2.32	$1.00	$1.61
June 30, 2003	$1.98	$1.26	$1.34
September 30, 2003	$3.25	$1.01	$2.07
December 31, 2003	$2.89	$1.48	$1.68
March 31, 2004	$2.80	$1.65	$2.43
June 30, 2004	$5.15	$2.25	$3.24
September 30, 2004	$3.29	$1.92	$2.86
December 31, 2004	$4.70	$2.82	$4.37
March 31, 2005	$7.60	$4.00	$7.07
June 30, 2005	$8.23	$4.68	$6.43
September 30, 2005	$9.54	$5.73	$9.33
December 30, 2005	$12.84	$7.74	$10.65
March 31, 2006	$17.50	$10.77	$15.40
June 30, 2006	$16.25	$10.00	$12.98
September 29, 2006	$13.50	$7.90	$8.30
December 29, 2006	$9.80	$7.27	$7.57
March 30, 2007	$10.98	$6.97	$9.75
June 29, 2007	$13.21	$8.11	$9.30
August 6, 2007*	$10.49	$7.95	$8.20

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	ESLR
Initial price:	$8.20
Protection level:	65.00%
Protection price:	$5.33
Physical delivery amount:	121($1,000/Initial price)
Fractional shares:	0.951220
Coupon:	18.75% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$15.63

FWP-31

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.375%		100.00%
+ 90%	9.375%		90.00%
+ 80%	9.375%		80.00%
+ 70%	9.375%		70.00%
+ 60%	9.375%		60.00%
+ 50%	9.375%		50.00%
+ 40%	9.375%		40.00%
+ 30%	9.375%		30.00%
+ 20%	9.375%		20.00%
+ 10%	9.375%		10.00%
+ 5%	9.375%		5.00%
0%	9.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.375%	4.375%	-5.00%
- 10%	9.375%	-0.625%	-10.00%
- 20%	9.375%	-10.625%	-20.00%
- 30%	9.375%	-20.625%	-30.00%
- 40%	N/A	-30.625%	-40.00%
- 50%	N/A	-40.625%	-50.00%
- 60%	N/A	-50.625%	-60.00%
- 70%	N/A	-60.625%	-70.00%
- 80%	N/A	-70.625%	-80.00%
- 90%	N/A	-80.625%	-90.00%
-100%	N/A	-90.625%	-100.00%

FWP-32

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On November 19, 2006, the Company and Phelps Dodge Corporation announced that they had signed a definitive merger agreement whereby the Company will acquire Phelps Dodge for approximately $25.9 billion in cash and stock, based on the Company’s closing stock price on November 17, 2006, creating one of the largest publicly traded copper companies. Completion of the transaction is subject to a number of conditions, including receipt of the Company and Phelps Dodge stockholder approval.

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$12.98	$10.23	$10.99
December 31, 2001	$14.23	$9.40	$13.39
March 29, 2002	$17.80	$13.06	$17.62
June 28, 2002	$20.83	$16.60	$17.85
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
August 6, 2007*	$100.15	$81.40	$85.47

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	FCX
Initial price:	$85.47
Protection level:	70.00%
Protection price:	$59.83
Physical delivery amount:	11($1,000/Initial price)
Fractional shares:	0.700012
Coupon:	14.50% per annum
Maturity:	February 29, 2008
Dividend yield:	3.99% per annum
Coupon amount monthly:	$12.08

FWP-33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.25%		102.00%
+ 90%	7.25%		92.00%
+ 80%	7.25%		82.00%
+ 70%	7.25%		72.00%
+ 60%	7.25%		62.00%
+ 50%	7.25%		52.00%
+ 40%	7.25%		42.00%
+ 30%	7.25%		32.00%
+ 20%	7.25%		22.00%
+ 10%	7.25%		12.00%
+ 5%	7.25%		7.00%
0%	7.25%		2.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-3.00%
- 10%	7.25%	-2.75%	-8.00%
- 20%	7.25%	-12.75%	-18.00%
- 30%	7.25%	-22.75%	-28.00%
- 40%	N/A	-32.75%	-38.00%
- 50%	N/A	-42.75%	-48.00%
- 60%	N/A	-52.75%	-58.00%
- 70%	N/A	-62.75%	-68.00%
- 80%	N/A	-72.75%	-78.00%
- 90%	N/A	-82.75%	-88.00%
-100%	N/A	-92.75%	-98.00%

FWP-34

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) provides a variety of services, products, maintenance, engineering, and construction to energy, industrial, and governmental customers. The Company’s six business segments are: Production Optimization, Fluid Systems, Drilling and Formation Evaluation, Digital and Consulting Solutions, Energy and Chemicals, and Government and Infrastructure. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 1-3492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$18.40	$9.68	$11.28
December 31, 2001	$14.45	$5.50	$6.55
March 29, 2002	$8.99	$4.30	$8.54
June 28, 2002	$9.80	$7.30	$7.97
September 30, 2002	$7.92	$4.49	$6.46
December 31, 2002	$10.73	$6.23	$9.36
March 31, 2003	$11.05	$8.60	$10.37
June 30, 2003	$12.66	$9.99	$11.50
September 30, 2003	$12.73	$10.25	$12.13
December 31, 2003	$13.60	$11.40	$13.00
March 31, 2004	$16.32	$12.90	$15.20
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
August 6, 2007*	$38.29	$33.44	$34.30

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	HAL
Initial price:	$34.30
Protection level:	80.00%
Protection price:	$27.44
Physical delivery amount:	29($1,000/Initial price)
Fractional shares:	0.154519
Coupon:	10.50% per annum
Maturity:	February 29, 2008
Dividend yield:	0.91% per annum
Coupon amount monthly:	$8.75

FWP-35

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.25%		100.46%
+ 90%	5.25%		90.46%
+ 80%	5.25%		80.46%
+ 70%	5.25%		70.46%
+ 60%	5.25%		60.46%
+ 50%	5.25%		50.46%
+ 40%	5.25%		40.46%
+ 30%	5.25%		30.46%
+ 20%	5.25%		20.46%
+ 10%	5.25%		10.46%
+ 5%	5.25%		5.46%
0%	5.25%		0.46%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.54%
- 10%	5.25%	-4.75%	-9.54%
- 20%	5.25%	-14.75%	-19.54%
- 30%	N/A	-24.75%	-29.54%
- 40%	N/A	-34.75%	-39.54%
- 50%	N/A	-44.75%	-49.54%
- 60%	N/A	-54.75%	-59.54%
- 70%	N/A	-64.75%	-69.54%
- 80%	N/A	-74.75%	-79.54%
- 90%	N/A	-84.75%	-89.54%
-100%	N/A	-94.75%	-99.54%

FWP-36

Hewlett Packard Co.

According to publicly available information, Hewlett Packard Co. (the “Company”) is a leading global provider of products, technologies, software, solutions and services to individual consumers, small and medium sized businesses, large enterprises, including the public and education sectors. Its offerings span personal computing and other access devices, imaging and printing-related products and services, enterprise information technology infrastructure, including enterprise storage and server technology, enterprise system and network management software, and multi-vendor customer services, including technology support and maintenance, consulting and integration and managed services.

The Company was incorporated in 1947 under the laws of the State of California as the successor to a partnership founded in 1939 by William R. Hewlett and David Packard. Effective in May 1998, it changed its state of incorporation from California to Delaware.

The linked share’s SEC file number is 001-04423.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$29.16	$12.50	$16.10
December 31, 2001	$24.03	$14.85	$20.54
March 29, 2002	$24.12	$17.52	$17.94
June 28, 2002	$20.63	$14.00	$15.28
September 30, 2002	$16.40	$10.75	$11.67
December 31, 2002	$20.60	$10.93	$17.36
March 31, 2003	$21.20	$14.18	$15.55
June 30, 2003	$22.80	$15.20	$21.30
September 30, 2003	$23.70	$19.10	$19.36
December 31, 2003	$23.70	$19.42	$22.97
March 31, 2004	$26.28	$21.07	$22.84
June 30, 2004	$23.73	$19.21	$21.10
September 30, 2004	$20.86	$16.10	$18.75
December 31, 2004	$21.58	$17.59	$20.97
March 31, 2005	$22.20	$18.90	$21.94
June 30, 2005	$24.70	$19.85	$23.51
September 30, 2005	$29.50	$23.07	$29.20
December 30, 2005	$30.24	$26.50	$28.63
March 31, 2006	$34.51	$28.37	$32.90
June 30, 2006	$34.40	$29.69	$31.68
September 29, 2006	$37.25	$30.00	$36.69
December 29, 2006	$41.69	$36.70	$41.19
March 30, 2007	$43.72	$38.15	$40.14
June 29, 2007	$46.29	$40.05	$44.62
August 6, 2007*	$49.09	$44.69	$48.46

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	HPQ
Initial price:	$48.46
Protection level:	80.00%
Protection price:	$38.77
Physical delivery amount:	20($1,000/Initial price)
Fractional shares:	0.635576
Coupon:	9.00% per annum
Maturity:	February 29, 2008
Dividend yield:	0.66% per annum
Coupon amount monthly:	$7.50

FWP-37

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.50%		100.33%
+ 90%	4.50%		90.33%
+ 80%	4.50%		80.33%
+ 70%	4.50%		70.33%
+ 60%	4.50%		60.33%
+ 50%	4.50%		50.33%
+ 40%	4.50%		40.33%
+ 30%	4.50%		30.33%
+ 20%	4.50%		20.33%
+ 10%	4.50%		10.33%
+ 5%	4.50%		5.33%
0%	4.50%		0.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.67%
- 10%	4.50%	-5.50%	-9.67%
- 20%	4.50%	-15.50%	-19.67%
- 30%	N/A	-25.50%	-29.67%
- 40%	N/A	-35.50%	-39.67%
- 50%	N/A	-45.50%	-49.67%
- 60%	N/A	-55.50%	-59.67%
- 70%	N/A	-65.50%	-69.67%
- 80%	N/A	-75.50%	-79.67%
- 90%	N/A	-85.50%	-89.67%
-100%	N/A	-95.50%	-99.67%

FWP-38

Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker that developes advanced integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries. Integrated circuits are semiconductor chips etched with interconnected electronic switches. The Company offers products at various levels of integration, allowing its customers flexibility to create advanced computing and communications systems and products. The Company’s products include chips, boards, and other semiconductor products that are the building blocks integral to computers, servers, handheld devices, and networking and communications products. Its component-level products consist of integrated circuits used to process information, including microprocessors, chipsets, and flash memory. The Company was incorporated in California in 1968 and reincorporated in Delaware in 1989.

The linked share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$32.23	$18.96	$20.44
December 31, 2001	$34.85	$19.08	$31.45
March 29, 2002	$36.78	$28.50	$30.41
June 28, 2002	$31.45	$17.45	$18.27
September 30, 2002	$19.88	$12.95	$13.89
December 31, 2002	$22.09	$12.95	$15.57
March 31, 2003	$19.01	$14.88	$16.28
June 30, 2003	$22.92	$16.28	$20.78
September 30, 2003	$29.38	$20.51	$27.51
December 31, 2003	$34.50	$27.59	$32.20
March 31, 2004	$34.60	$26.03	$27.20
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$27.75	$21.94	$26.06
September 30, 2005	$28.84	$23.82	$24.65
December 30, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$18.95
September 29, 2006	$20.95	$16.93	$20.57
December 29, 2006	$22.41	$20.04	$20.25
March 30, 2007	$22.30	$18.75	$19.13
June 29, 2007	$24.45	$19.03	$23.76
August 6, 2007*	$26.52	$23.22	$24.13

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	INTC
Initial price:	$24.13
Protection level:	80.00%
Protection price:	$19.30
Physical delivery amount:	41($1,000/Initial price)
Fractional shares:	0.442188
Coupon:	9.75% per annum
Maturity:	February 29, 2008
Dividend yield:	1.81% per annum
Coupon amount monthly:	$8.13

FWP-39

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.875%		100.91%
+ 90%	4.875%		90.91%
+ 80%	4.875%		80.91%
+ 70%	4.875%		70.91%
+ 60%	4.875%		60.91%
+ 50%	4.875%		50.91%
+ 40%	4.875%		40.91%
+ 30%	4.875%		30.91%
+ 20%	4.875%		20.91%
+ 10%	4.875%		10.91%
+ 5%	4.875%		5.91%
0%	4.875%		0.91%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-4.09%
- 10%	4.875%	-5.125%	-9.09%
- 20%	4.875%	-15.125%	-19.09%
- 30%	N/A	-25.125%	-29.09%
- 40%	N/A	-35.125%	-39.09%
- 50%	N/A	-45.125%	-49.09%
- 60%	N/A	-55.125%	-59.09%
- 70%	N/A	-65.125%	-69.09%
- 80%	N/A	-75.125%	-79.09%
- 90%	N/A	-85.125%	-89.09%
-100%	N/A	-95.125%	-99.09%

FWP-40

JetBlue Airways Corporation

According to publicly available information, JetBlue Airways Corporation (the “Company”) is a low-cost passenger airline that provides high-quality customer service at low fares primarily on point-to-point routes. As of February 14, 2007, the Company operated a total of 502 daily flights. The Company currently serves 50 destinations in 21 states, Puerto Rico, Mexico and the Caribbean. For the year ended December 31, 2006, the Company was the 8th largest passenger carrier in the United States based on revenue passenger miles.

The linked share’s SEC file number is 000-49728.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	$16.34	$11.10	$13.50
September 30, 2002	$14.39	$10.67	$11.95
December 31, 2002	$12.59	$8.81	$12.00
March 31, 2003	$13.32	$10.29	$12.32
June 30, 2003	$19.02	$12.11	$18.80
September 30, 2003	$27.82	$18.36	$27.10
December 31, 2003	$31.43	$16.97	$17.68
March 31, 2004	$19.58	$13.53	$16.86
June 30, 2004	$20.66	$16.01	$19.59
September 30, 2004	$19.58	$13.40	$13.95
December 31, 2004	$17.54	$13.25	$15.48
March 31, 2005	$15.64	$11.37	$12.69
June 30, 2005	$15.63	$12.04	$13.63
September 30, 2005	$15.23	$11.39	$11.73
December 30, 2005	$16.85	$11.34	$15.38
March 31, 2006	$14.91	$9.65	$10.72
June 30, 2006	$12.92	$8.93	$12.14
September 29, 2006	$12.65	$9.23	$9.27
December 29, 2006	$15.60	$9.15	$14.20
March 30, 2007	$17.02	$11.33	$11.51
June 29, 2007	$12.08	$9.72	$11.75
August 6, 2007*	$11.99	$8.98	$9.46

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	JBLU
Initial price:	$9.46
Protection level:	70.00%
Protection price:	$6.62
Physical delivery amount:	105($1,000/Initial price)
Fractional shares:	0.708245
Coupon:	17.00% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$14.17

FWP-41

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%
0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	8.50%	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
-100%	N/A	-91.50%	-100.00%

FWP-42

JDS Uniphase Corporation

According to publicly available information, JDS Uniphase Corporation (“the Company”) is a worldwide leading provider of innovative broadband and optical products and solutions that enable dramatic improvements in the way we communicate, detect, present, and experience information. The Company’s products are used in communications, commercial and consumer applications including broadband and optical networks, brand protection, biotechnology, semiconductor, aerospace and defence.

The linked share’s SEC file number is 000-22874.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$105.60	$40.96	$50.56
December 31, 2001	$99.52	$48.64	$69.44
March 29, 2002	$82.72	$37.92	$47.12
June 28, 2002	$49.60	$17.92	$21.36
September 30, 2002	$32.56	$14.56	$15.58
December 31, 2002	$28.80	$12.64	$19.76
March 31, 2003	$28.16	$19.84	$22.80
June 30, 2003	$37.68	$22.72	$28.08
September 30, 2003	$35.20	$20.80	$28.80
December 31, 2003	$32.56	$24.48	$29.20
March 31, 2004	$47.08	$29.36	$32.56
June 30, 2004	$36.24	$23.52	$30.32
September 30, 2004	$30.40	$22.72	$26.96
December 31, 2004	$28.69	$23.76	$25.36
March 31, 2005	$26.00	$12.48	$13.36
June 30, 2005	$13.92	$10.56	$12.16
September 30, 2005	$17.84	$11.68	$17.76
December 30, 2005	$22.40	$13.92	$18.88
March 31, 2006	$34.40	$18.54	$33.36
June 30, 2006	$33.44	$18.08	$20.24
September 29, 2006	$21.52	$16.00	$17.52
December 29, 2006	$19.66	$13.94	$16.66
March 30, 2007	$17.98	$14.85	$15.23
June 29, 2007	$17.14	$12.42	$13.43
August 6, 2007*	$16.01	$13.40	$13.89

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	JDSU
Initial price:	$13.89
Protection level:	80.00%
Protection price:	$11.11
Physical delivery amount:	71($1,000/Initial price)
Fractional shares:	0.994240
Coupon:	17.00% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$14.17

FWP-43

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%
0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	N/A	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
-100%	N/A	-91.50%	-100.00%

FWP-44

Kohl’s Corporation

According to publicly available information, Kohl’s Corporation (the “Company”) operates family-oriented, department stores that feature quality, exclusive and national brand merchandise priced to provide value to customers. The Company’s stores sell moderately priced apparel, footwear, accessories and home products targeted to customers shopping for their families and homes. The Company features fashion in apparel and home that would appeal to classic, updated and contemporary customers. The Company’s goal is to broaden its customer reach while meeting the customer’s varied fashion preferences.

Central to the Company’s pricing strategy and overall profitability is a culture focused on maintaining a low cost structure. Critical elements of this low cost structure are the Company’s unique store format, lean staffing levels, sophisticated management information systems and operating efficiencies resulting from centralized buying, advertising and distribution. As of February 3, 2007, the Company operated 817 stores in 45 states. In March 2007, the Company opened seven additional stores and currently operates 824 stores.

The linked share’s SEC file number is 1-11084.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$63.10	$42.00	$48.00
December 31, 2001	$71.85	$47.51	$70.44
March 29, 2002	$72.00	$62.60	$71.15
June 28, 2002	$78.74	$66.26	$70.08
September 30, 2002	$73.75	$56.25	$60.81
December 31, 2002	$71.70	$44.00	$55.95
March 31, 2003	$59.50	$46.18	$56.58
June 30, 2003	$60.55	$48.04	$51.38
September 30, 2003	$65.44	$50.40	$53.50
December 31, 2003	$56.63	$42.50	$44.94
March 31, 2004	$54.10	$40.83	$48.33
June 30, 2004	$49.50	$39.59	$42.28
September 30, 2004	$52.00	$41.02	$48.19
December 31, 2004	$53.24	$45.46	$49.17
March 31, 2005	$53.86	$45.26	$51.63
June 30, 2005	$58.50	$46.18	$55.91
September 30, 2005	$58.90	$47.87	$50.18
December 30, 2005	$50.96	$43.63	$48.60
March 31, 2006	$53.54	$42.78	$53.01
June 30, 2006	$59.70	$51.52	$59.12
September 29, 2006	$68.44	$53.09	$64.92
December 29, 2006	$75.52	$64.65	$68.43
March 30, 2007	$77.00	$65.56	$76.61
June 29, 2007	$79.55	$68.10	$71.03
August 6, 2007*	$71.62	$56.40	$60.31

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	KSS
Initial price:	$60.31
Protection level:	80.00%
Protection price:	$48.25
Physical delivery amount:	16($1,000/Initial price)
Fractional shares:	0.580998
Coupon:	10.50% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$8.75

FWP-45

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%
0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
-100%	N/A	-94.75%	-100.00%

FWP-46

McDonald’s Corporation

According to publicly available information, McDonald’s Corporation (the “Company”) primarily franchises and operates McDonald’s restaurants in the food service industry. These restaurants serve a varied, yet limited, value-priced menu in more than 100 countries around the world. The Company also operates Boston Market and has a minority ownership interest in U.K.-based Pret A Manger and prior to October 2006, had an ownership interest in Chipotle Mexican Grill (Chipotle). During 2006, the Company disposed of its investment in Chipotle through sales of shares and ultimately a tax-free exchange of all remaining shares held.

The linked share’s SEC file number is: 1-5231

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$31.00	$26.00	$27.14
December 31, 2001	$30.10	$25.15	$26.47
March 29, 2002	$29.05	$25.38	$27.75
June 28, 2002	$30.72	$27.00	$28.45
September 30, 2002	$28.62	$17.42	$17.66
December 31, 2002	$19.95	$15.17	$16.08
March 31, 2003	$17.38	$12.12	$14.46
June 30, 2003	$22.95	$13.89	$22.06
September 30, 2003	$24.25	$20.40	$23.54
December 31, 2003	$27.00	$23.50	$24.83
March 31, 2004	$29.98	$24.54	$28.57
June 30, 2004	$29.43	$25.14	$26.00
September 30, 2004	$28.25	$25.66	$28.03
December 31, 2004	$32.96	$27.31	$32.06
March 31, 2005	$34.55	$30.81	$31.14
June 30, 2005	$31.78	$27.74	$27.75
September 30, 2005	$35.00	$27.37	$33.49
December 30, 2005	$35.69	$31.48	$33.72
March 31, 2006	$36.74	$33.20	$34.36
June 30, 2006	$35.99	$31.73	$33.60
September 29, 2006	$40.03	$32.75	$39.12
December 29, 2006	$44.68	$38.96	$44.33
March 30, 2007	$46.21	$42.31	$45.05
June 29, 2007	$52.88	$44.60	$50.76
August 6, 2007*	$53.22	$47.51	$49.46

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	MCD
Initial price:	$49.46
Protection level:	80.00%
Protection price:	$39.57
Physical delivery amount:	20($1,000/Initial price)
Fractional shares:	0.218358
Coupon:	10.25% per annum
Maturity:	February 29, 2008
Dividend yield:	2.01% per annum
Coupon amount monthly:	$8.54

FWP-47

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.125%		101.01%
+ 90%	5.125%		91.01%
+ 80%	5.125%		81.01%
+ 70%	5.125%		71.01%
+ 60%	5.125%		61.01%
+ 50%	5.125%		51.01%
+ 40%	5.125%		41.01%
+ 30%	5.125%		31.01%
+ 20%	5.125%		21.01%
+ 10%	5.125%		11.01%
+ 5%	5.125%		6.01%
0%	5.125%		1.01%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-3.99%
- 10%	5.125%	-4.875%	-8.99%
- 20%	5.125%	-14.875%	-18.99%
- 30%	N/A	-24.875%	-28.99%
- 40%	N/A	-34.875%	-38.99%
- 50%	N/A	-44.875%	-48.99%
- 60%	N/A	-54.875%	-58.99%
- 70%	N/A	-64.875%	-68.99%
- 80%	N/A	-74.875%	-78.99%
- 90%	N/A	-84.875%	-88.99%
-100%	N/A	-94.875%	-98.99%

FWP-48

Massey Energy Company

Accordingly to publicly available information, Massey Energy Company (the “Company”) produces, processes and sells bituminous coal of steam and metallurgical grades, primarily of a low sulfur content, through its 22 processing and shipping centers, called “Resource Groups,” many of which receive coal from multiple coal mines. At January 31, 2007, the Company operated 33 underground mines and 11 surface mines in West Virginia, Kentucky and Virginia. The number of mines that the Company operates may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor. Utility and industrial clients primarily purchase its steam coal as fuel for power plants. Its metallurgical coal is used primarily to make coke for use in the manufacture of steel.

The linked share’s SEC file number is 1-7775.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$20.56	$12.25	$14.65
December 31, 2001	$21.09	$14.26	$20.73
March 29, 2002	$22.41	$13.45	$16.90
June 28, 2002	$18.65	$12.26	$12.70
September 30, 2002	$12.78	$5.15	$6.45
December 31, 2002	$10.80	$4.55	$9.72
March 31, 2003	$10.85	$7.30	$9.40
June 30, 2003	$15.05	$9.15	$13.15
September 30, 2003	$14.20	$10.80	$13.30
December 31, 2003	$21.60	$13.25	$20.80
March 31, 2004	$24.40	$17.99	$22.07
June 30, 2004	$28.21	$20.83	$28.21
September 30, 2004	$29.66	$24.59	$28.93
December 31, 2004	$36.94	$26.06	$34.95
March 31, 2005	$46.60	$31.80	$40.04
June 30, 2005	$42.15	$34.86	$37.72
September 30, 2005	$57.00	$37.76	$51.07
December 30, 2005	$52.57	$36.65	$37.87
March 31, 2006	$41.51	$33.10	$36.07
June 30, 2006	$44.34	$32.15	$36.00
September 29, 2006	$37.05	$18.77	$20.94
December 29, 2006	$27.98	$19.31	$23.23
March 30, 2007	$26.35	$21.57	$23.99
June 29, 2007	$30.73	$24.00	$26.65
August 6, 2007*	$26.80	$17.90	$18.07

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	MEE
Initial price:	$18.07
Protection level:	60.00%
Protection price:	$10.84
Physical delivery amount:	55($1,000/Initial price)
Fractional shares:	0.340343
Coupon:	17.50% per annum
Maturity:	February 29, 2008
Dividend yield:	0.92% per annum
Coupon amount monthly:	$14.58

FWP-49

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.75%		100.46%
+ 90%	8.75%		90.46%
+ 80%	8.75%		80.46%
+ 70%	8.75%		70.46%
+ 60%	8.75%		60.46%
+ 50%	8.75%		50.46%
+ 40%	8.75%		40.46%
+ 30%	8.75%		30.46%
+ 20%	8.75%		20.46%
+ 10%	8.75%		10.46%
+ 5%	8.75%		5.46%
0%	8.750%		0.46%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-4.54%
- 10%	8.75%	-1.25%	-9.54%
- 20%	8.75%	-11.25%	-19.54%
- 30%	8.75%	-21.25%	-29.54%
- 40%	8.75%	-31.25%	-39.54%
- 50%	N/A	-41.25%	-49.54%
- 60%	N/A	-51.25%	-59.54%
- 70%	N/A	-61.25%	-69.54%
- 80%	N/A	-71.25%	-79.54%
- 90%	N/A	-81.25%	-89.54%
-100%	N/A	-91.25%	-99.54%

FWP-50

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (the “Company”) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. The Company’s operations are principally managed on a products basis and are comprised of two reportable segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. These products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders. The Company sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company sells these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities.

The linked share’s SEC file number is: 1-3305.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$67.67	$57.17	$63.03
December 31, 2001	$66.82	$53.76	$55.65
March 29, 2002	$61.05	$53.67	$54.50
June 28, 2002	$55.70	$45.05	$47.93
September 30, 2002	$51.11	$36.49	$43.26
December 31, 2002	$57.24	$41.03	$53.58
March 31, 2003	$57.01	$47.23	$51.85
June 30, 2003	$60.10	$51.20	$57.31
September 30, 2003	$59.33	$49.48	$50.62
December 31, 2003	$51.50	$40.59	$46.20
March 31, 2004	$49.33	$42.85	$44.19
June 30, 2004	$48.78	$44.28	$47.50
September 30, 2004	$47.73	$32.65	$33.00
December 31, 2004	$34.24	$25.60	$32.14
March 31, 2005	$32.61	$27.50	$32.37
June 30, 2005	$35.36	$30.40	$30.80
September 30, 2005	$32.34	$26.97	$27.21
December 30, 2005	$32.51	$25.50	$31.81
March 31, 2006	$36.65	$31.82	$35.23
June 30, 2006	$36.84	$32.75	$36.43
September 29, 2006	$42.50	$35.30	$41.90
December 29, 2006	$46.33	$41.24	$43.60
March 30, 2007	$46.55	$42.35	$44.17
June 29, 2007	$55.14	$44.52	$49.80
August 6, 2007*	$53.73	$48.43	$51.35

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	MRK
Initial price:	$51.35
Protection level:	80.00%
Protection price:	$41.08
Physical delivery amount:	19($1,000/Initial price)
Fractional shares:	0.474197
Coupon:	10.00% per annum
Maturity:	February 29, 2008
Dividend yield:	2.94% per annum
Coupon amount monthly:	$8.33

FWP-51

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.00%		101.47%
+ 90%	5.00%		91.47%
+ 80%	5.00%		81.47%
+ 70%	5.00%		71.47%
+ 60%	5.00%		61.47%
+ 50%	5.00%		51.47%
+ 40%	5.00%		41.47%
+ 30%	5.00%		31.47%
+ 20%	5.00%		21.47%
+ 10%	5.00%		11.47%
+ 5%	5.00%		6.47%
0%	5.00%		1.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.53%
- 10%	5.00%	-5.00%	-8.53%
- 20%	5.00%	-15.00%	-18.53%
- 30%	N/A	-25.00%	-28.53%
- 40%	N/A	-35.00%	-38.53%
- 50%	N/A	-45.00%	-48.53%
- 60%	N/A	-55.00%	-58.53%
- 70%	N/A	-65.00%	-68.53%
- 80%	N/A	-75.00%	-78.53%
- 90%	N/A	-85.00%	-88.53%
-100%	N/A	-95.00%	-98.53%

FWP-52

Micron Technology, Inc.

According to publicly available information, Micron Technology, Inc. (the “Company) is a global manufacturer and marketer of semiconductor devices, principally DRAM and NAND Flash memory and CMOS image sensors. The Company operates in two segments, Memory and Imaging. The Memory segment’s primary products are DRAM and NAND Flash, which are key components used in a broad array of electronic applications, including personal computers, workstations, network servers, mobile phones, flash memory cards, USB storage devices, MP3 players and other consumer electronics products. The Company sells primarily to original equipment manufacturers, distributors and retailers located around the world. The Imaging segment’s primary products are CMOS image sensors, which are key components used in a broad array of electronic applications, including mobile phones, digital still cameras, webcams and other consumer, security and automotive applications. The Company’s primary customers are camera module integrators located around the world.

The linked share’s SEC file number is 1-10658.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$44.99	$16.39	$18.83
December 31, 2001	$34.00	$17.20	$31.00
March 29, 2002	$39.50	$29.51	$32.90
June 28, 2002	$34.00	$17.10	$20.22
September 30, 2002	$25.13	$12.20	$12.37
December 31, 2002	$18.00	$9.50	$9.74
March 31, 2003	$11.05	$6.60	$8.14
June 30, 2003	$13.89	$8.01	$11.63
September 30, 2003	$15.55	$11.33	$13.42
December 31, 2003	$15.08	$11.30	$13.47
March 31, 2004	$17.02	$13.64	$16.71
June 30, 2004	$18.25	$13.21	$15.31
September 30, 2004	$15.30	$10.89	$12.03
December 31, 2004	$12.81	$10.95	$12.35
March 31, 2005	$12.42	$10.04	$10.34
June 30, 2005	$11.17	$9.32	$10.21
September 30, 2005	$13.46	$10.11	$13.30
December 30, 2005	$14.82	$12.37	$13.31
March 31, 2006	$17.15	$13.36	$14.72
June 30, 2006	$17.49	$14.80	$15.06
September 29, 2006	$18.65	$14.00	$17.40
December 29, 2006	$18.15	$13.12	$13.96
March 30, 2007	$14.31	$11.22	$12.08
June 29, 2007	$13.26	$10.88	$12.53
August 6, 2007*	$14.20	$11.28	$11.63

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	MU
Initial price:	$11.63
Protection level:	80.00%
Protection price:	$9.30
Physical delivery amount:	85($1,000/Initial price)
Fractional shares:	0.984523
Coupon:	14.50% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$12.08

FWP-53

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.25%		100.00%
+ 90%	7.25%		90.00%
+ 80%	7.25%		80.00%
+ 70%	7.25%		70.00%
+ 60%	7.25%		60.00%
+ 50%	7.25%		50.00%
+ 40%	7.25%		40.00%
+ 30%	7.25%		30.00%
+ 20%	7.25%		20.00%
+ 10%	7.25%		10.00%
+ 5%	7.25%		5.00%
0%	7.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-5.00%
- 10%	7.25%	-2.75%	-10.00%
- 20%	7.25%	-12.75%	-20.00%
- 30%	N/A	-22.75%	-30.00%
- 40%	N/A	-32.75%	-40.00%
- 50%	N/A	-42.75%	-50.00%
- 60%	N/A	-52.75%	-60.00%
- 70%	N/A	-62.75%	-70.00%
- 80%	N/A	-72.75%	-80.00%
- 90%	N/A	-82.75%	-90.00%
-100%	N/A	-92.75%	-100.00%

FWP-54

The Nasdaq Stock Market, Inc.

According to publicly available information, The Nasdaq Stock Market, Inc. (the “Company”) is a provider of securities listing, trading, and information products and services. The Company operates The Nasdaq Stock Market. As of December 31, 2006, the Company was home to approximately 3,193 listed companies with a combined market capitalization of over $4.1 trillion. The Company also operates The Nasdaq Market Center, which provides its market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national stock exchanges.

The Company was founded in 1971 as a wholly-owned subsidiary of National Association of Securities Dealers, Inc., or NASD, which operates subject to the oversight of the U.S. Securities and Exchange Commission. On January 13, 2006, the SEC approved the Company’s application for registration as a national securities exchange.

The linked share’s SEC file number is 000-32651.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	$11.86	$9.35	$10.70
June 30, 2005	$20.00	$9.81	$18.86
September 30, 2005	$25.75	$18.80	$25.35
December 30, 2005	$45.23	$25.40	$35.18
March 31, 2006	$46.70	$34.83	$40.04
June 30, 2006	$44.63	$23.91	$29.90
September 29, 2006	$32.49	$25.34	$30.24
December 29, 2006	$42.37	$28.90	$30.79
March 30, 2007	$37.45	$26.57	$29.41
June 29, 2007	$34.95	$29.05	$29.71
August 6, 2007*	$34.08	$29.37	$30.81

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	NDAQ
Initial price:	$30.81
Protection level:	80.00%
Protection price:	$24.65
Physical delivery amount:	32($1,000/Initial price)
Fractional shares:	0.456994
Coupon:	13.50% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$11.25

FWP-55

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.75%		100.00%
+ 90%	6.75%		90.00%
+ 80%	6.75%		80.00%
+ 70%	6.75%		70.00%
+ 60%	6.75%		60.00%
+ 50%	6.75%		50.00%
+ 40%	6.75%		40.00%
+ 30%	6.75%		30.00%
+ 20%	6.75%		20.00%
+ 10%	6.75%		10.00%
+ 5%	6.75%		5.00%
0%	6.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-5.00%
- 10%	6.75%	-3.25%	-10.00%
- 20%	6.75%	-13.25%	-20.00%
- 30%	N/A	-23.25%	-30.00%
- 40%	N/A	-33.25%	-40.00%
- 50%	N/A	-43.25%	-50.00%
- 60%	N/A	-53.25%	-60.00%
- 70%	N/A	-63.25%	-70.00%
- 80%	N/A	-73.25%	-80.00%
- 90%	N/A	-83.25%	-90.00%
-100%	N/A	-93.25%	-100.00%

FWP-56

Norfolk Southern Corporation

Corporation (the “Company”) is a Norfolk, Virginia based company that controls a major freight railroad, Norfolk Southern Railway Company. The Company is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with rail carriers, to and from the rest of the United States and parts of Canada. The Company also transports overseas freight through several Atlantic and Gulf Coast ports. As of Dec. 31, 2006, all the common stock of Norfolk Southern Railway was owned directly by the Company.

The linked share’s SEC file number is 001-08339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$22.60	$13.41	$16.12
December 31, 2001	$19.88	$15.19	$18.33
March 29, 2002	$26.98	$18.26	$23.94
June 28, 2002	$24.45	$19.85	$23.38
September 30, 2002	$23.90	$17.20	$20.19
December 31, 2002	$22.54	$18.70	$19.99
March 31, 2003	$20.89	$17.35	$18.56
June 30, 2003	$22.39	$18.31	$19.20
September 30, 2003	$20.20	$18.00	$18.50
December 31, 2003	$24.62	$18.32	$23.65
March 31, 2004	$24.06	$20.38	$22.09
June 30, 2004	$26.60	$21.54	$26.52
September 30, 2004	$29.79	$24.77	$29.74
December 31, 2004	$36.69	$29.88	$36.19
March 31, 2005	$38.99	$33.21	$37.05
June 30, 2005	$37.78	$29.60	$30.96
September 30, 2005	$40.93	$30.70	$40.56
December 30, 2005	$45.81	$38.01	$44.83
March 31, 2006	$54.93	$41.22	$54.07
June 30, 2006	$57.71	$46.17	$53.22
September 29, 2006	$53.99	$39.10	$44.05
December 29, 2006	$55.06	$42.80	$50.29
March 30, 2007	$53.84	$45.38	$50.60
June 29, 2007	$59.19	$49.80	$52.57
August 6, 2007*	$58.95	$49.88	$50.29

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	NSC
Initial price:	$50.29
Protection level:	75.00%
Protection price:	$37.72
Physical delivery amount:	19($1,000/Initial price)
Fractional shares:	0.884669
Coupon:	10.75% per annum
Maturity:	February 29, 2008
Dividend yield:	1.76% per annum
Coupon amount monthly:	$8.96

FWP-57

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.375%		100.88%
+ 90%	5.375%		90.88%
+ 80%	5.375%		80.88%
+ 70%	5.375%		70.88%
+ 60%	5.375%		60.88%
+ 50%	5.375%		50.88%
+ 40%	5.375%		40.88%
+ 30%	5.375%		30.88%
+ 20%	5.375%		20.88%
+ 10%	5.375%		10.88%
+ 5%	5.375%		5.88%
0%	5.375%		0.88%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.12%
- 10%	5.375%	-4.625%	-9.12%
- 20%	5.375%	-14.625%	-19.12%
- 30%	N/A	-24.625%	-29.12%
- 40%	N/A	-34.625%	-39.12%
- 50%	N/A	-44.625%	-49.12%
- 60%	N/A	-54.625%	-59.12%
- 70%	N/A	-64.625%	-69.12%
- 80%	N/A	-74.625%	-79.12%
- 90%	N/A	-84.625%	-89.12%
-100%	N/A	-94.625%	-99.12%

FWP-58

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for all of the sales and the majority of the earnings in 2006, 2005 and 2004. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, rebar, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$13.29	$8.36	$9.93
December 31, 2001	$13.54	$8.95	$13.24
March 29, 2002	$16.59	$12.47	$16.06
June 28, 2002	$17.54	$14.26	$16.26
September 30, 2002	$16.33	$9.28	$9.48
December 31, 2002	$12.84	$9.00	$10.33
March 31, 2003	$11.26	$8.76	$9.54
June 30, 2003	$13.13	$9.38	$12.21
September 30, 2003	$13.14	$11.30	$11.47
December 31, 2003	$14.70	$11.46	$14.00
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
August 6, 2007*	$64.74	$48.75	$53.45

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	NUE
Initial price:	$53.45
Protection level:	75.00%
Protection price:	$40.09
Physical delivery amount:	18($1,000/Initial price)
Fractional shares:	0.709074
Coupon:	14.00% per annum
Maturity:	February 29, 2008
Dividend yield:	4.51% per annum
Coupon amount monthly:	$11.67

FWP-59

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.00%		102.26%
+ 90%	7.00%		92.26%
+ 80%	7.00%		82.26%
+ 70%	7.00%		72.26%
+ 60%	7.00%		62.26%
+ 50%	7.00%		52.26%
+ 40%	7.00%		42.26%
+ 30%	7.00%		32.26%
+ 20%	7.00%		22.26%
+ 10%	7.00%		12.26%
+ 5%	7.00%		7.26%
0%	7.00%		2.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-2.74%
- 10%	7.00%	-3.00%	-7.74%
- 20%	7.00%	-13.00%	-17.74%
- 30%	N/A	-23.00%	-27.74%
- 40%	N/A	-33.00%	-37.74%
- 50%	N/A	-43.00%	-47.74%
- 60%	N/A	-53.00%	-57.74%
- 70%	N/A	-63.00%	-67.74%
- 80%	N/A	-73.00%	-77.74%
- 90%	N/A	-83.00%	-87.74%
-100%	N/A	-93.00%	-97.74%

FWP-60

NYSE Euronext, Inc.

According to publicly available information, NYSE Euronext, Inc. (the “Company”), a Delaware corporation, was formed on May 22, 2006 as a wholly owned subsidiary of NYSE Group, Inc. Upon the completion of the combination (the “Combination”) of the businesses of NYSE Group and Euronext N.V. on April 4, 2007, they became the parent company of NYSE Group and Euronext, which will continue to operate separately under their respective brand names.

The combination created the first global exchange group, encompassing seven exchanges in six countries.

The linked share’s SEC file number is 001-368007.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	NA	NA	NA
March 31, 2006	$90.25	$66.99	$79.25
June 30, 2006	$80.45	$48.65	$68.48
September 29, 2006	$74.83	$56.05	$74.75
December 29, 2006	$112.00	$71.40	$97.20
March 30, 2007	$109.49	$80.54	$93.75
June 29, 2007	$101.00	$72.34	$73.62
August 6, 2007*	$84.50	$69.90	$71.15

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	NYX
Initial price:	$71.15
Protection level:	80.00%
Protection price:	$56.92
Physical delivery amount:	14($1,000/Initial price)
Fractional shares:	0.054814
Coupon:	15.00% per annum
Maturity:	February 29, 2008
Dividend yield:	0.34% per annum
Coupon amount monthly:	$12.50

FWP-61

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.50%		100.17%
+ 90%	7.50%		90.17%
+ 80%	7.50%		80.17%
+ 70%	7.50%		70.17%
+ 60%	7.50%		60.17%
+ 50%	7.50%		50.17%
+ 40%	7.50%		40.17%
+ 30%	7.50%		30.17%
+ 20%	7.50%		20.17%
+ 10%	7.50%		10.17%
+ 5%	7.50%		5.17%
0%	7.50%		0.17%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-4.83%
- 10%	7.50%	-2.50%	-9.83%
- 20%	7.50%	-12.50%	-19.83%
- 30%	N/A	-22.50%	-29.83%
- 40%	N/A	-32.50%	-39.83%
- 50%	N/A	-42.50%	-49.83%
- 60%	N/A	-52.50%	-59.83%
- 70%	N/A	-62.50%	-69.83%
- 80%	N/A	-72.50%	-79.83%
- 90%	N/A	-82.50%	-89.83%
-100%	N/A	-92.50%	-99.83%

FWP-62

Oracle Corporation

According to publicly available information, Oracle Corporation (the “Company”) is the world’s largest enterprise software company. The Company develops, manufactures, markets, distributes and services database and middleware software as well as applications software designed to help its customers manage and grow their business operations. The Company also provides support for the Linux open source operating system through its Oracle Unbreakable Linux Support program, which provides its customers with the Company’s industry-leading global support programs for Linux.

The linked share’s SEC file number is: 000-51788.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$20.00	$10.16	$12.58
December 31, 2001	$16.28	$12.18	$13.81
March 29, 2002	$17.50	$12.44	$12.80
June 28, 2002	$12.89	$7.25	$9.47
September 30, 2002	$11.61	$7.19	$7.86
December 31, 2002	$12.73	$7.60	$10.80
March 31, 2003	$13.36	$10.64	$10.85
June 30, 2003	$14.00	$10.65	$12.02
September 30, 2003	$14.03	$11.17	$11.22
December 31, 2003	$13.43	$11.35	$13.20
March 31, 2004	$15.51	$11.15	$12.01
June 30, 2004	$12.86	$10.85	$11.93
September 30, 2004	$11.96	$9.78	$11.28
December 31, 2004	$14.87	$11.51	$13.72
March 31, 2005	$14.01	$12.23	$12.48
June 30, 2005	$13.79	$11.25	$13.20
September 30, 2005	$14.11	$12.00	$12.39
December 30, 2005	$13.04	$11.75	$12.21
March 31, 2006	$14.00	$12.06	$13.69
June 30, 2006	$15.21	$13.07	$14.49
September 29, 2006	$18.24	$13.77	$17.74
December 29, 2006	$19.75	$16.93	$17.14
March 30, 2007	$18.59	$15.97	$18.13
June 29, 2007	$20.06	$18.00	$19.71
August 6, 2007*	$20.98	$18.83	$20.08

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	ORCL
Initial price:	$20.08
Protection level:	80.00%
Protection price:	$16.06
Physical delivery amount:	49($1,000/Initial price)
Fractional shares:	0.800797
Coupon:	9.75% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$8.13

FWP-63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.875%		100.00%
+ 90%	4.875%		90.00%
+ 80%	4.875%		80.00%
+ 70%	4.875%		70.00%
+ 60%	4.875%		60.00%
+ 50%	4.875%		50.00%
+ 40%	4.875%		40.00%
+ 30%	4.875%		30.00%
+ 20%	4.875%		20.00%
+ 10%	4.875%		10.00%
+ 5%	4.875%		5.00%
0%	4.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-5.00%
- 10%	4.875%	-5.125%	-10.00%
- 20%	4.875%	-15.125%	-20.00%
- 30%	N/A	-25.125%	-30.00%
- 40%	N/A	-35.125%	-40.00%
- 50%	N/A	-45.125%	-50.00%
- 60%	N/A	-55.125%	-60.00%
- 70%	N/A	-65.125%	-70.00%
- 80%	N/A	-75.125%	-80.00%
- 90%	N/A	-85.125%	-90.00%
-100%	N/A	-95.125%	-100.00%

FWP-64

Pfizer Inc.

According to publicly available information, Pfizer Inc. (the “Company”) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets leading prescription medicines for humans and animals as well as many of the world’s best known consumer healthcare products.

The Company was incorporated under the laws of the State of Delaware on June 2, 1942. The Company’s website is www.pfizer.com.

The linked share’s SEC file number is 1-3619.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$42.23	$34.00	$40.10
December 31, 2001	$44.04	$38.35	$39.85
March 29, 2002	$42.46	$39.10	$39.74
June 28, 2002	$40.30	$32.75	$35.00
September 30, 2002	$35.23	$25.13	$29.02
December 31, 2002	$34.00	$28.25	$30.57
March 31, 2003	$32.40	$27.90	$31.16
June 30, 2003	$36.90	$30.30	$34.15
September 30, 2003	$34.98	$29.45	$30.38
December 31, 2003	$35.35	$30.32	$35.33
March 31, 2004	$38.87	$33.50	$35.05
June 30, 2004	$37.90	$33.82	$34.28
September 30, 2004	$34.44	$29.59	$30.60
December 31, 2004	$31.49	$23.52	$26.89
March 31, 2005	$27.35	$23.80	$26.27
June 30, 2005	$29.02	$25.80	$27.58
September 30, 2005	$27.82	$24.68	$24.97
December 30, 2005	$25.56	$20.27	$23.32
March 31, 2006	$26.84	$23.61	$24.92
June 30, 2006	$25.72	$22.51	$23.47
September 29, 2006	$28.58	$22.17	$28.36
December 29, 2006	$28.60	$23.52	$25.90
March 30, 2007	$27.41	$24.55	$25.26
June 29, 2007	$27.73	$25.23	$25.57
August 6, 2007*	$26.15	$23.37	$24.11

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	PFE
Initial price:	$24.11
Protection level:	85.00%
Protection price:	$20.49
Physical delivery amount:	41($1,000/Initial price)
Fractional shares:	0.476566
Coupon:	9.75% per annum
Maturity:	February 29, 2008
Dividend yield:	4.35% per annum
Coupon amount monthly:	$8.13

FWP-65

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.875%		102.18%
+ 90%	4.875%		92.18%
+ 80%	4.875%		82.18%
+ 70%	4.875%		72.18%
+ 60%	4.875%		62.18%
+ 50%	4.875%		52.18%
+ 40%	4.875%		42.18%
+ 30%	4.875%		32.18%
+ 20%	4.875%		22.18%
+ 10%	4.875%		12.18%
+ 5%	4.875%		7.18%
0%	4.875%		2.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-2.82%
- 10%	4.875%	-5.125%	-7.82%
- 20%	N/A	-15.125%	-17.82%
- 30%	N/A	-25.125%	-27.82%
- 40%	N/A	-35.125%	-37.82%
- 50%	N/A	-45.125%	-47.82%
- 60%	N/A	-55.125%	-57.82%
- 70%	N/A	-65.125%	-67.82%
- 80%	N/A	-75.125%	-77.82%
- 90%	N/A	-85.125%	-87.82%
-100%	N/A	-95.125%	-97.82%

FWP-66

Parker Drilling Company

According to publicly available information, Parker Drilling Company together with its subsidiaries (the “Company”) is a leading worldwide provider of contract drilling and drilling-related services. Since beginning operations in 1934, the Company has operated in 53 foreign countries and the United States. Its revenues are derived from three segments: U.S. barge and land drilling, international land drilling and offshore barge drilling, and drilling-related rental tools.

The Company also provides project management services (labor, maintenance, logistics, etc.) for operators who own their own drilling rigs and who choose to rely upon the Company’s technical expertise.

The linked share’s SEC file number is 001-07573.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$6.25	$2.25	$3.08
December 31, 2001	$4.06	$2.70	$3.69
March 29, 2002	$4.81	$3.10	$4.43
June 28, 2002	$4.74	$2.95	$3.27
September 30, 2002	$3.48	$1.40	$2.20
December 31, 2002	$2.65	$1.73	$2.22
March 31, 2003	$2.55	$1.91	$2.37
June 30, 2003	$3.10	$1.83	$2.91
September 30, 2003	$3.15	$1.65	$2.36
December 31, 2003	$2.92	$2.22	$2.55
March 31, 2004	$4.49	$2.55	$4.17
June 30, 2004	$4.14	$2.65	$3.82
September 30, 2004	$4.02	$2.97	$3.67
December 31, 2004	$4.41	$3.56	$3.93
March 31, 2005	$6.15	$3.75	$5.75
June 30, 2005	$7.21	$4.52	$7.01
September 30, 2005	$9.45	$6.80	$9.27
December 30, 2005	$11.82	$7.42	$10.83
March 31, 2006	$12.44	$8.08	$9.27
June 30, 2006	$9.84	$6.11	$7.18
September 29, 2006	$7.64	$6.25	$7.08
December 29, 2006	$10.05	$6.50	$8.17
March 30, 2007	$9.75	$7.50	$9.39
June 29, 2007	$12.10	$9.40	$10.54
August 6, 2007*	$11.65	$7.77	$8.02

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	PKD
Initial price:	$8.02
Protection level:	70.00%
Protection price:	$5.61
Physical delivery amount:	124($1,000/Initial price)
Fractional shares:	0.688279
Coupon:	16.25% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$13.54

FWP-67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.125%		100.00%
+ 90%	8.125%		90.00%
+ 80%	8.125%		80.00%
+ 70%	8.125%		70.00%
+ 60%	8.125%		60.00%
+ 50%	8.125%		50.00%
+ 40%	8.125%		40.00%
+ 30%	8.125%		30.00%
+ 20%	8.125%		20.00%
+ 10%	8.125%		10.00%
+ 5%	8.125%		5.00%
0%	8.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.125%	3.125%	-5.00%
- 10%	8.125%	-1.875%	-10.00%
- 20%	8.125%	-11.875%	-20.00%
- 30%	8.125%	-21.875%	-30.00%
- 40%	N/A	-31.875%	-40.00%
- 50%	N/A	-41.875%	-50.00%
- 60%	N/A	-51.875%	-60.00%
- 70%	N/A	-61.875%	-70.00%
- 80%	N/A	-71.875%	-80.00%
- 90%	N/A	-81.875%	-90.00%
-100%	N/A	-91.875%	-100.00%

FWP-68

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) was formed in 1985. The Company purchases and roasts high-quality whole bean coffees and sells them, along with rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. The Company also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, the Company produces and sells ready-to-drink beverages which include, among others, bottled Frappuccino® coffee drinks and Starbucks DoubleShot® espresso drinks, and a line of superpremium ice creams.

The linked share’s SEC file number is 000-20322.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$11.45	$6.73	$7.47
December 31, 2001	$9.99	$7.08	$9.53
March 29, 2002	$12.27	$9.50	$11.57
June 28, 2002	$12.85	$10.97	$12.43
September 30, 2002	$12.48	$9.22	$10.32
December 31, 2002	$12.08	$10.09	$10.19
March 31, 2003	$13.26	$9.81	$12.88
June 30, 2003	$13.44	$11.40	$12.26
September 30, 2003	$15.48	$12.39	$14.40
December 31, 2003	$16.72	$14.40	$16.53
March 31, 2004	$19.84	$16.45	$18.88
June 30, 2004	$22.20	$18.37	$21.74
September 30, 2004	$24.20	$21.03	$22.73
December 31, 2004	$32.13	$22.65	$31.18
March 31, 2005	$31.67	$24.57	$25.83
June 30, 2005	$28.45	$22.30	$25.83
September 30, 2005	$27.19	$23.01	$25.05
December 30, 2005	$32.46	$24.87	$30.01
March 31, 2006	$38.11	$29.90	$37.64
June 30, 2006	$39.76	$34.60	$37.76
September 29, 2006	$38.33	$28.72	$34.05
December 29, 2006	$40.00	$33.61	$35.42
March 30, 2007	$36.61	$28.87	$31.36
June 29, 2007	$32.19	$25.22	$26.24
August 6, 2007*	$28.50	$25.67	$26.89

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	SBUX
Initial price:	$26.89
Protection level:	85.00%
Protection price:	$22.86
Physical delivery amount:	37($1,000/Initial price)
Fractional shares:	0.188546
Coupon:	10.00% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$8.33

FWP-69

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%
0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	N/A	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
-100%	N/A	-95.00%	-100.00%

FWP-70

SiRF Technology Holdings, Inc.

According to publicly available information, SiRF Technology Holdings, Inc. (the “Company”) is a leading supplier of Global Positioning System, or GPS, based location technology solutions designed to provide location awareness capabilities in high-volume mobile consumer and commercial applications. Location awareness capabilities allow a user to determine and use location information to gain access to applications and services, such as navigation or roadside assistance, and may be combined with wireless connectivity to enable a range of tracking and location applications, such as child and asset locators. Its products use GPS, which is a system of satellites designed to provide longitude, latitude and time information to GPS-enabled devices virtually anywhere in the world

The linked share’s SEC file number is 000-50669.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	$18.76	$11.96	$13.07
September 30, 2004	$15.72	$8.80	$14.23
December 31, 2004	$15.01	$10.41	$12.72
March 31, 2005	$12.91	$9.94	$11.16
June 30, 2005	$18.07	$10.76	$17.68
September 30, 2005	$31.25	$17.00	$30.13
December 30, 2005	$31.60	$23.35	$29.80
March 31, 2006	$42.50	$28.24	$35.41
June 30, 2006	$39.95	$26.71	$32.22
September 29, 2006	$33.29	$18.21	$23.99
December 29, 2006	$32.19	$19.75	$25.52
March 30, 2007	$34.15	$23.29	$27.76
June 29, 2007	$29.45	$20.36	$20.74
August 6, 2007*	$25.22	$17.97	$18.83

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	SIRF
Initial price:	$18.83
Protection level:	60.00%
Protection price:	$11.30
Physical delivery amount:	53($1,000/Initial price)
Fractional shares:	0.106745
Coupon:	16.75% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$13.96

FWP-71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.375%		100.00%
+ 90%	8.375%		90.00%
+ 80%	8.375%		80.00%
+ 70%	8.375%		70.00%
+ 60%	8.375%		60.00%
+ 50%	8.375%		50.00%
+ 40%	8.375%		40.00%
+ 30%	8.375%		30.00%
+ 20%	8.375%		20.00%
+ 10%	8.375%		10.00%
+ 5%	8.375%		5.00%
0%	8.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.375%	3.375%	-5.00%
- 10%	8.375%	-1.625%	-10.00%
- 20%	8.375%	-11.625%	-20.00%
- 30%	8.375%	-21.625%	-30.00%
- 40%	8.375%	-31.625%	-40.00%
- 50%	N/A	-41.625%	-50.00%
- 60%	N/A	-51.625%	-60.00%
- 70%	N/A	-61.625%	-70.00%
- 80%	N/A	-71.625%	-80.00%
- 90%	N/A	-81.625%	-90.00%
-100%	N/A	-91.625%	-100.00%

FWP-72

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2006, the Company employed approximately 70,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$28.45	$20.42	$22.85
December 31, 2001	$28.37	$21.03	$27.48
March 29, 2002	$31.22	$24.58	$29.41
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
August 6, 2007*	$98.50	$84.41	$87.25

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	SLB
Initial price:	$87.25
Protection level:	80.00%
Protection price:	$69.80
Physical delivery amount:	11($1,000/Initial price)
Fractional shares:	0.461318
Coupon:	14.25% per annum
Maturity:	February 29, 2008
Dividend yield:	0.68% per annum
Coupon amount monthly:	$11.88

FWP-73

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.125%		100.34%
+ 90%	7.125%		90.34%
+ 80%	7.125%		80.34%
+ 70%	7.125%		70.34%
+ 60%	7.125%		60.34%
+ 50%	7.125%		50.34%
+ 40%	7.125%		40.34%
+ 30%	7.125%		30.34%
+ 20%	7.125%		20.34%
+ 10%	7.125%		10.34%
+ 5%	7.125%		5.34%
0%	7.125%		0.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-4.66%
- 10%	7.125%	-2.875%	-9.66%
- 20%	7.125%	-12.875%	-19.66%
- 30%	N/A	-22.875%	-29.66%
- 40%	N/A	-32.875%	-39.66%
- 50%	N/A	-42.875%	-49.66%
- 60%	N/A	-52.875%	-59.66%
- 70%	N/A	-62.875%	-69.66%
- 80%	N/A	-72.875%	-79.66%
- 90%	N/A	-82.875%	-89.66%
-100%	N/A	-92.875%	-99.66%

FWP-74

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the “Company”) designs, develops, markets and manufactures products and solutions in a variety of form factors using flash memory, controller, and firmware technologies. The Company sources the vast majority of their flash memory supply through its venture relationships with Toshiba that provide the Company with leading edge and low cost memory wafers. Its products are used in a wide range of consumer electronics devices such as digital cameras, mobile phones, Universal Serial Bus drives, or USB drives, gaming consoles, MP3 players and other digital devices. The Company’s products are also embedded in a variety of systems for the enterprise, industrial, military and other markets. Flash storage technology allows data to be stored in a low-power consumption format, as well as a durable and compact format that retains the data after the power has been turned off. On November 19, 2006, the Company closed the acquisition of msystems, Ltd., or msystems, an Israeli-based semiconductor company with a broad embedded NAND product portfolio, deep firmware expertise, and extensive OEM relationships.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$13.97	$4.31	$4.93
December 31, 2001	$9.15	$4.53	$7.20
March 29, 2002	$11.11	$6.22	$10.85
June 28, 2002	$11.70	$4.80	$6.20
September 30, 2002	$9.05	$5.53	$6.56
December 31, 2002	$14.60	$6.00	$10.15
March 31, 2003	$12.20	$7.40	$8.41
June 30, 2003	$21.10	$8.21	$20.18
September 30, 2003	$34.08	$19.75	$31.87
December 31, 2003	$43.15	$26.60	$30.57
March 31, 2004	$36.34	$23.49	$28.37
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.29	$29.12
December 31, 2004	$31.95	$19.67	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.56	$23.73
September 30, 2005	$48.58	$23.41	$48.25
December 30, 2005	$65.49	$45.69	$62.82
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 30, 2007	$46.24	$35.82	$43.80
June 29, 2007	$49.61	$41.48	$48.94
August 6, 2007*	$59.75	$47.14	$53.78

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	SNDK
Initial price:	$53.78
Protection level:	75.00%
Protection price:	$40.34
Physical delivery amount:	18($1,000/Initial price)
Fractional shares:	0.594273
Coupon:	17.25% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$14.38

FWP-75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.625%		100.00%
+ 90%	8.625%		90.00%
+ 80%	8.625%		80.00%
+ 70%	8.625%		70.00%
+ 60%	8.625%		60.00%
+ 50%	8.625%		50.00%
+ 40%	8.625%		40.00%
+ 30%	8.625%		30.00%
+ 20%	8.625%		20.00%
+ 10%	8.625%		10.00%
+ 5%	8.625%		5.00%
0%	8.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.625%	3.625%	-5.00%
- 10%	8.625%	-1.375%	-10.00%
- 20%	8.625%	-11.375%	-20.00%
- 30%	N/A	-21.375%	-30.00%
- 40%	N/A	-31.375%	-40.00%
- 50%	N/A	-41.375%	-50.00%
- 60%	N/A	-51.375%	-60.00%
- 70%	N/A	-61.375%	-70.00%
- 80%	N/A	-71.375%	-80.00%
- 90%	N/A	-81.375%	-90.00%
-100%	N/A	-91.375%	-100.00%

FWP-76

Staples, Inc.

According to publicly available information, Staples, Inc. (the “Company”) is the world’s leading office products company. The Company pioneered the office products superstore concept by opening the first office products superstore in Brighton, Massachusetts in 1986 to serve the needs of small businesses. The office products industry has experienced significant growth since 1986, expanding to include a variety of retailers, dealers, and distributors, including other high-volume office supply chains.

The Company and its subsidiaries operate three business segments: North America Retail, North American Delivery and International Operations. The Company strives to provide superior value to its customers through a combination of everyday low prices, a broad selection of products, convenient store locations, easy to use web sites, and reliable and fast order delivery.

The linked share’s SEC file number is: 0-17586.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$10.81	$7.35	$8.90
December 31, 2001	$12.97	$8.55	$12.47
March 29, 2002	$13.95	$10.67	$13.31
June 28, 2002	$14.97	$12.48	$13.13
September 30, 2002	$12.99	$8.39	$8.53
December 31, 2002	$13.20	$7.79	$12.20
March 31, 2003	$13.21	$10.49	$12.22
June 30, 2003	$14.01	$11.84	$12.23
September 30, 2003	$17.13	$11.91	$15.83
December 31, 2003	$18.58	$15.71	$18.20
March 31, 2004	$18.43	$15.79	$16.93
June 30, 2004	$20.33	$15.83	$19.54
September 30, 2004	$20.29	$17.62	$19.88
December 31, 2004	$22.57	$18.57	$22.47
March 31, 2005	$22.59	$19.65	$20.95
June 30, 2005	$22.60	$18.64	$21.32
September 30, 2005	$23.84	$20.36	$21.32
December 30, 2005	$24.14	$20.44	$22.71
March 31, 2006	$26.24	$21.90	$25.52
June 30, 2006	$27.70	$23.08	$24.32
September 29, 2006	$25.52	$21.08	$24.33
December 29, 2006	$28.00	$24.16	$26.70
March 30, 2007	$27.66	$24.74	$25.84
June 29, 2007	$27.00	$23.61	$23.73
August 6, 2007*	$25.19	$22.81	$23.99

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	SPLS
Initial price:	$23.99
Protection level:	80.00%
Protection price:	$19.19
Physical delivery amount:	41($1,000/Initial price)
Fractional shares:	0.684035
Coupon:	9.25% per annum
Maturity:	February 29, 2008
Dividend yield:	1.23% per annum
Coupon amount monthly:	$7.71

FWP-77

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.625%		100.62%
+ 90%	4.625%		90.62%
+ 80%	4.625%		80.62%
+ 70%	4.625%		70.62%
+ 60%	4.625%		60.62%
+ 50%	4.625%		50.62%
+ 40%	4.625%		40.62%
+ 30%	4.625%		30.62%
+ 20%	4.625%		20.62%
+ 10%	4.625%		10.62%
+ 5%	4.625%		5.62%
0%	4.625%		0.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-4.38%
- 10%	4.625%	-5.375%	-9.38%
- 20%	4.625%	-15.375%	-19.38%
- 30%	N/A	-25.375%	-29.38%
- 40%	N/A	-35.375%	-39.38%
- 50%	N/A	-45.375%	-49.38%
- 60%	N/A	-55.375%	-59.38%
- 70%	N/A	-65.375%	-69.38%
- 80%	N/A	-75.375%	-79.38%
- 90%	N/A	-85.375%	-89.38%
-100%	N/A	-95.375%	-99.38%

FWP-78

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) designs, develops, manufactures and markets solar electric power products, or solar power products based on its proprietary processes and technologies. The Company has spent more than 15 years developing high performance solar cells, which are semiconductor devices that directly convert sunlight into electricity.

The Company offers solar power products including solar cells, solar panels and inverters which convert sunlight to electricity compatible with the utility network. Its initial solar sales efforts have been focused on residential and commercial applications. The Company sells its products in many countries, principally in regions where government incentives have accelerated solar power adoption.

On January 10, 2007, the Company completed the previously announced acquisition of PowerLight Corporation, a global provider of large-scale solar power systems.

The linked share’s SEC file number is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	$34.75	$18.00	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.75	$27.74
December 29, 2006	$40.00	$26.35	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.55	$45.84	$63.05
August 6, 2007*	$74.94	$62.77	$65.92

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	SPWR
Initial price:	$65.92
Protection level:	70.00%
Protection price:	$46.14
Physical delivery amount:	15($1,000/Initial price)
Fractional shares:	0.169903
Coupon:	18.50% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$15.42

FWP-79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%
0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	9.25%	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
-100%	N/A	-90.75%	-100.00%

FWP-80

Sunoco, Inc.

According to publicly available information, Sunoco, Inc. (the “Company”) through its subsidiaries, is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. The Company’s petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. The Company’s chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. The Company’s cokemaking operations currently are conducted in Virginia, Indiana and Ohio.

The Company’s operations are organized into five business segments (Refining and Supply, Retail Marketing, Chemicals, Logistics and Coke) plus a holding company and a professional services group. The Company is a holding company and is a non-operating parent company which includes certain corporate officers. The professional services group consists of a number of staff functions, including: finance; legal and risk management; materials management; human resources; information systems; health, environment and safety; engineering services; facilities management; transaction processing; and government and public affairs.

The linked share’s SEC file number is: 1-6841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$19.40	$16.00	$17.80
December 31, 2001	$19.60	$17.18	$18.67
March 29, 2002	$21.13	$18.13	$20.01
June 28, 2002	$20.41	$17.06	$17.82
September 30, 2002	$18.79	$14.83	$15.08
December 31, 2002	$16.79	$13.52	$16.59
March 31, 2003	$19.01	$14.84	$18.29
June 30, 2003	$19.50	$17.70	$18.87
September 30, 2003	$20.71	$17.97	$20.11
December 31, 2003	$26.30	$20.05	$25.58
March 31, 2004	$32.18	$25.26	$31.19
June 30, 2004	$32.85	$29.13	$31.81
September 30, 2004	$37.19	$29.38	$36.99
December 31, 2004	$42.26	$35.26	$40.86
March 31, 2005	$53.88	$38.10	$51.76
June 30, 2005	$58.59	$46.08	$56.84
September 30, 2005	$81.42	$57.07	$78.20
December 30, 2005	$85.28	$65.09	$78.38
March 31, 2006	$97.22	$71.05	$77.57
June 30, 2006	$88.07	$60.35	$69.29
September 29, 2006	$80.42	$57.62	$62.19
December 29, 2006	$69.42	$57.50	$62.36
March 30, 2007	$71.88	$56.68	$70.44
June 29, 2007	$86.40	$70.03	$79.68
August 6, 2007*	$85.00	$60.69	$63.48

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	SUN
Initial price:	$63.48
Protection level:	75.00%
Protection price:	$47.61
Physical delivery amount:	15($1,000/Initial price)
Fractional shares:	0.752993
Coupon:	12.75% per annum
Maturity:	February 29, 2008
Dividend yield:	1.63% per annum
Coupon amount monthly:	$10.63

FWP-81

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.375%		100.82%
+ 90%	6.375%		90.82%
+ 80%	6.375%		80.82%
+ 70%	6.375%		70.82%
+ 60%	6.375%		60.82%
+ 50%	6.375%		50.82%
+ 40%	6.375%		40.82%
+ 30%	6.375%		30.82%
+ 20%	6.375%		20.82%
+ 10%	6.375%		10.82%
+ 5%	6.375%		5.82%
0%	6.375%		0.82%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-4.18%
- 10%	6.375%	-3.625%	-9.18%
- 20%	6.375%	-13.625%	-19.18%
- 30%	N/A	-23.625%	-29.18%
- 40%	N/A	-33.625%	-39.18%
- 50%	N/A	-43.625%	-49.18%
- 60%	N/A	-53.625%	-59.18%
- 70%	N/A	-63.625%	-69.18%
- 80%	N/A	-73.625%	-79.18%
- 90%	N/A	-83.625%	-89.18%
-100%	N/A	-93.625%	-99.18%

FWP-82

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®.

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$39.95	$26.28	$31.75
December 31, 2001	$41.74	$28.80	$41.05
March 29, 2002	$46.15	$39.11	$43.12
June 28, 2002	$45.95	$34.99	$38.10
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
August 6, 2007*	$70.75	$59.07	$61.59

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	TGT
Initial price:	$61.59
Protection level:	75.00%
Protection price:	$46.19
Physical delivery amount:	16($1,000/Initial price)
Fractional shares:	0.236402
Coupon:	10.50% per annum
Maturity:	February 29, 2008
Dividend yield:	0.77% per annum
Coupon amount monthly:	$8.75

FWP-83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.25%		100.39%
+ 90%	5.25%		90.39%
+ 80%	5.25%		80.39%
+ 70%	5.25%		70.39%
+ 60%	5.25%		60.39%
+ 50%	5.25%		50.39%
+ 40%	5.25%		40.39%
+ 30%	5.25%		30.39%
+ 20%	5.25%		20.39%
+ 10%	5.25%		10.39%
+ 5%	5.25%		5.39%
0%	5.25%		0.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.61%
- 10%	5.25%	-4.75%	-9.61%
- 20%	5.25%	-14.75%	-19.61%
- 30%	N/A	-24.75%	-29.61%
- 40%	N/A	-34.75%	-39.61%
- 50%	N/A	-44.75%	-49.61%
- 60%	N/A	-54.75%	-59.61%
- 70%	N/A	-64.75%	-69.61%
- 80%	N/A	-74.75%	-79.61%
- 90%	N/A	-84.75%	-89.61%
-100%	N/A	-94.75%	-99.61%

FWP-84

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$2.98	$0.59	$0.80
December 31, 2001	$1.18	$0.69	$1.00
March 29, 2002	$1.35	$0.81	$1.35
June 28, 2002	$1.33	$0.88	$0.88
September 30, 2002	$1.01	$0.41	$0.42
December 31, 2002	$0.57	$0.23	$0.48
March 31, 2003	$0.61	$0.39	$0.53
June 30, 2003	$0.88	$0.52	$0.80
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
August 6, 2007*	$35.32	$30.31	$32.33

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	TIE
Initial price:	$32.33
Protection level:	70.00%
Protection price:	$22.63
Physical delivery amount:	30($1,000/Initial price)
Fractional shares:	0.931024
Coupon:	17.00% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$14.17

FWP-85

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%
0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	8.50%	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
-100%	N/A	-91.50%	-100.00%

FWP-86

Texas Instruments Incorporated

According to publicly available information, Texas Instruments Incorporated (the “Company) is headquartered in Dallas, Texas, and has manufacturing, design or sales operations in more than 25 countries. The Company had three separate business segments in 2005: (1) Semiconductor, which accounted for 87% of its revenue in 2005; (2) Sensors & Controls, which accounted for 9% of its revenue and (3) Educational & Productivity Solutions, which accounted for 4% of its revenue. The Company’s largest geographic sources of revenue, in descending order, are: Asia (excluding Japan), Europe, the United States and Japan.

The Company began operations in 1930 and is incorporated in Delaware.

The linked share’s SEC file number is 001-03761.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$38.41	$20.15	$24.98
December 31, 2001	$34.40	$22.75	$28.00
March 29, 2002	$35.91	$25.30	$33.10
June 28, 2002	$34.85	$22.15	$23.70
September 30, 2002	$27.25	$14.25	$14.77
December 31, 2002	$21.45	$13.10	$15.01
March 31, 2003	$18.75	$13.90	$16.37
June 30, 2003	$21.98	$16.05	$17.60
September 30, 2003	$26.10	$17.21	$22.80
December 31, 2003	$31.25	$22.87	$29.38
March 31, 2004	$33.98	$26.80	$29.22
June 30, 2004	$30.98	$22.94	$24.18
September 30, 2004	$24.08	$18.06	$21.28
December 31, 2004	$25.79	$20.56	$24.62
March 31, 2005	$27.78	$20.70	$25.49
June 30, 2005	$29.18	$22.51	$28.07
September 30, 2005	$34.50	$27.89	$33.90
December 30, 2005	$34.68	$27.18	$32.07
March 31, 2006	$34.66	$28.72	$32.47
June 30, 2006	$36.40	$28.53	$30.29
September 29, 2006	$34.00	$26.77	$33.25
December 29, 2006	$33.58	$28.34	$28.80
March 30, 2007	$32.93	$28.24	$30.10
June 29, 2007	$38.10	$29.65	$37.63
August 6, 2007*	$39.63	$33.74	$34.01

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	TXN
Initial price:	$34.01
Protection level:	80.00%
Protection price:	$27.21
Physical delivery amount:	29($1,000/Initial price)
Fractional shares:	0.403117
Coupon:	11.50% per annum
Maturity:	February 29, 2008
Dividend yield:	0.71% per annum
Coupon amount monthly:	$9.58

FWP-87

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.75%		100.36%
+ 90%	5.75%		90.36%
+ 80%	5.75%		80.36%
+ 70%	5.75%		70.36%
+ 60%	5.75%		60.36%
+ 50%	5.75%		50.36%
+ 40%	5.75%		40.36%
+ 30%	5.75%		30.36%
+ 20%	5.75%		20.36%
+ 10%	5.75%		10.36%
+ 5%	5.75%		5.36%
0%	5.75%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.64%
- 10%	5.75%	-4.25%	-9.64%
- 20%	5.75%	-14.25%	-19.64%
- 30%	N/A	-24.25%	-29.64%
- 40%	N/A	-34.25%	-39.64%
- 50%	N/A	-44.25%	-49.64%
- 60%	N/A	-54.25%	-59.64%
- 70%	N/A	-64.25%	-69.64%
- 80%	N/A	-74.25%	-79.64%
- 90%	N/A	-84.25%	-89.64%
-100%	N/A	-94.25%	-99.64%

FWP-88

Under Armour, Inc.

According to publicly available information, Under Armour, Inc.’s (the “Company”) principal business activity is the design, development, marketing and distribution of technologically advanced, branded performance products for men, women and youth. The Company designs and sells a broad offering of apparel and accessories that utilize a variety of synthetic microfiber fabrications.

The Company’s products are offered globally in approximately 12,000 retail stores and can currently be purchased across the United States, Canada, Japan and Europe through large national and regional chains of retailers, as well as smaller, independent and specialty retailers. The Company’s products are worn by professional football, baseball, hockey and soccer players, as well as athletes in major collegiate and Olympic sports. Virtually all of the Company’s products are manufactured by unaffiliated manufacturers operating in 19 countries. Most of the Company’s products are manufactured in facilities outside of the United States.

The linked share’s SEC file number is 000-51626.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	NA	NA	NA
March 31, 2006	NA	NA	NA
June 30, 2006	NA	NA	NA
September 29, 2006	NA	NA	NA
December 29, 2006	$53.68	$48.78	$50.45
March 30, 2007	$52.30	$43.34	$51.30
June 29, 2007	$53.23	$41.37	$45.65
August 6, 2007*	$68.24	$45.66	$63.05

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	UA
Initial price:	$63.05
Protection level:	75.00%
Protection price:	$47.29
Physical delivery amount:	15($1,000/Initial price)
Fractional shares:	0.860428
Coupon:	13.00% per annum
Maturity:	February 29, 2008
Dividend yield:	0.00% per annum
Coupon amount monthly:	$10.83

FWP-89

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%
0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	N/A	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
-100%	N/A	-93.50%	-100.00%

FWP-90

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 18 refineries located in the United States, Canada, and Aruba that produce premium, environmentally clean refined products such as reformulated gasoline blendstock for oxygenate blending, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products. The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$11.02	$8.03	$8.78
December 31, 2001	$10.11	$8.53	$9.53
March 29, 2002	$12.46	$9.25	$12.38
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
August 6, 2007*	$78.68	$60.37	$63.07

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	VLO
Initial price:	$63.07
Protection level:	75.00%
Protection price:	$47.30
Physical delivery amount:	15($1,000/Initial price)
Fractional shares:	0.855399
Coupon:	11.75% per annum
Maturity:	February 29, 2008
Dividend yield:	0.81% per annum
Coupon amount monthly:	$9.79

FWP-91

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.875%		100.41%
+ 90%	5.875%		90.41%
+ 80%	5.875%		80.41%
+ 70%	5.875%		70.41%
+ 60%	5.875%		60.41%
+ 50%	5.875%		50.41%
+ 40%	5.875%		40.41%
+ 30%	5.875%		30.41%
+ 20%	5.875%		20.41%
+ 10%	5.875%		10.41%
+ 5%	5.875%		5.41%
0%	5.875%		0.41%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-4.59%
- 10%	5.875%	-4.125%	-9.59%
- 20%	5.875%	-14.125%	-19.59%
- 30%	N/A	-24.125%	-29.59%
- 40%	N/A	-34.125%	-39.59%
- 50%	N/A	-44.125%	-49.59%
- 60%	N/A	-54.125%	-59.59%
- 70%	N/A	-64.125%	-69.59%
- 80%	N/A	-74.125%	-79.59%
- 90%	N/A	-84.125%	-89.59%
-100%	N/A	-94.125%	-99.59%

FWP-92

Wyeth

According to publicly available information, Wyeth (the “Company”) a Delaware corporation, organized in 1926, is currently engaged in the discovery, development, manufacture, distribution and sale of a diversified line of products in three primary businesses: Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health. Wyeth Pharmaceuticals includes branded human ethical pharmaceuticals, biotechnology products, vaccines and nutrition products. Principal pharmaceuticals products include neuroscience therapies, cardiovascular products, nutrition products, gastroenterology drugs, anti-infectives, vaccines, oncology therapies, musculoskeletal therapies, hemophilia treatments, immunological products and women’s health care products. Consumer Healthcare products include analgesics, cough/cold/allergy remedies, nutritional supplements, and hemorrhoidal, asthma and personal care items sold over-the-counter. Principal Animal Health products include vaccines, pharmaceuticals, parasite control and growth implants.

The linked share’s SEC file number is: 1-1225.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$62.31	$53.20	$58.25
December 31, 2001	$62.25	$55.70	$61.36
March 29, 2002	$66.51	$60.48	$65.65
June 28, 2002	$66.49	$49.00	$51.20
September 30, 2002	$52.24	$28.25	$31.80
December 31, 2002	$39.39	$31.25	$37.40
March 31, 2003	$40.00	$33.30	$37.82
June 30, 2003	$49.95	$34.46	$45.55
September 30, 2003	$49.29	$41.32	$46.10
December 31, 2003	$48.32	$36.81	$42.45
March 31, 2004	$44.70	$36.63	$37.55
June 30, 2004	$40.63	$34.60	$36.16
September 30, 2004	$39.06	$33.50	$37.40
December 31, 2004	$42.99	$36.57	$42.59
March 31, 2005	$45.13	$38.48	$42.18
June 30, 2005	$45.67	$41.39	$44.50
September 30, 2005	$46.76	$43.48	$46.27
December 30, 2005	$47.88	$40.90	$46.07
March 31, 2006	$50.45	$45.36	$48.52
June 30, 2006	$50.20	$41.94	$44.41
September 29, 2006	$51.45	$42.48	$50.84
December 29, 2006	$54.10	$47.35	$50.92
March 30, 2007	$52.25	$47.75	$50.03
June 29, 2007	$59.00	$50.51	$57.34
August 6, 2007*	$58.00	$47.01	$49.33

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	WYE
Initial price:	$49.33
Protection level:	80.00%
Protection price:	$39.46
Physical delivery amount:	20($1,000/Initial price)
Fractional shares:	0.271640
Coupon:	10.50% per annum
Maturity:	February 29, 2008
Dividend yield:	2.09% per annum
Coupon amount monthly:	$8.75

FWP-93

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.25%		101.05%
+ 90%	5.25%		91.05%
+ 80%	5.25%		81.05%
+ 70%	5.25%		71.05%
+ 60%	5.25%		61.05%
+ 50%	5.25%		51.05%
+ 40%	5.25%		41.05%
+ 30%	5.25%		31.05%
+ 20%	5.25%		21.05%
+ 10%	5.25%		11.05%
+ 5%	5.25%		6.05%
0%	5.25%		1.05%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-3.95%
- 10%	5.25%	-4.75%	-8.95%
- 20%	5.25%	-14.75%	-18.95%
- 30%	N/A	-24.75%	-28.95%
- 40%	N/A	-34.75%	-38.95%
- 50%	N/A	-44.75%	-48.95%
- 60%	N/A	-54.75%	-58.95%
- 70%	N/A	-64.75%	-68.95%
- 80%	N/A	-74.75%	-78.95%
- 90%	N/A	-84.75%	-88.95%
-100%	N/A	-94.75%	-98.95%

FWP-94

Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (the “Company”), formerly named Exxon Corporation, was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of the Company operate or market products in the United States and most other countries of the world. The Company’s principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The company is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The Company also has interests in electric power generation facilities. Affiliates of the Company conduct extensive research programs in support of these businesses.

The linked share’s SEC file number is 001-02256.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$44.40	$35.01	$39.40
December 31, 2001	$42.70	$36.41	$39.30
March 29, 2002	$44.29	$37.80	$43.83
June 28, 2002	$44.54	$38.50	$40.92
September 30, 2002	$41.10	$29.86	$31.90
December 31, 2002	$36.50	$32.03	$34.94
March 31, 2003	$36.60	$31.58	$34.95
June 30, 2003	$38.45	$34.20	$35.91
September 30, 2003	$38.50	$34.90	$36.60
December 31, 2003	$41.13	$35.05	$41.00
March 31, 2004	$43.40	$39.91	$41.59
June 30, 2004	$45.53	$41.46	$44.41
September 30, 2004	$49.62	$44.20	$48.33
December 31, 2004	$52.05	$48.20	$51.26
March 31, 2005	$64.35	$49.25	$59.60
June 30, 2005	$61.72	$52.80	$57.47
September 30, 2005	$65.96	$57.60	$63.54
December 30, 2005	$63.89	$54.51	$56.17
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
December 29, 2006	$79.00	$64.84	$76.63
March 30, 2007	$76.35	$69.02	$75.45
June 29, 2007	$86.58	$75.28	$83.88
August 6, 2007*	$93.62	$80.44	$83.54

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	XOM
Initial price:	$83.54
Protection level:	80.00%
Protection price:	$66.80
Physical delivery amount:	11($1,000/Initial price)
Fractional shares:	0.970314
Coupon:	11.00% per annum
Maturity:	February 29, 2008
Dividend yield:	1.53% per annum
Coupon amount monthly:	$9.17

FWP-95

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.50%		100.77%
+ 90%	5.50%		90.77%
+ 80%	5.50%		80.77%
+ 70%	5.50%		70.77%
+ 60%	5.50%		60.77%
+ 50%	5.50%		50.77%
+ 40%	5.50%		40.77%
+ 30%	5.50%		30.77%
+ 20%	5.50%		20.77%
+ 10%	5.50%		10.77%
+ 5%	5.50%		5.77%
0%	5.50%		0.77%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.23%
- 10%	5.50%	-4.50%	-9.23%
- 20%	5.50%	-14.50%	-19.23%
- 30%	N/A	-24.50%	-29.23%
- 40%	N/A	-34.50%	-39.23%
- 50%	N/A	-44.50%	-49.23%
- 60%	N/A	-54.50%	-59.23%
- 70%	N/A	-64.50%	-69.23%
- 80%	N/A	-74.50%	-79.23%
- 90%	N/A	-84.50%	-89.23%
-100%	N/A	-94.50%	-99.23%

FWP-96

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As of November 24, 2006, the company operated offices in over 25 countries and approximately 42% of its 26,467 employees were based outside the United States. The Company is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, the Company converted from a partnership to a corporation and completed an initial public offering of our common stock. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$88.00	$63.27	$71.35
December 31, 2001	$95.15	$71.00	$92.75
March 29, 2002	$97.25	$77.52	$90.25
June 28, 2002	$89.45	$69.03	$73.35
September 30, 2002	$81.97	$64.50	$66.03
December 31, 2002	$81.00	$58.57	$68.10
March 31, 2003	$75.75	$61.05	$68.08
June 30, 2003	$91.98	$68.06	$83.75
September 30, 2003	$93.74	$82.40	$83.90
December 31, 2003	$100.00	$84.30	$98.73
March 31, 2004	$109.29	$96.15	$104.35
June 30, 2004	$107.50	$87.70	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.77	$102.02
September 30, 2005	$121.70	$102.16	$121.58
December 30, 2005	$134.94	$110.35	$127.71
March 31, 2006	$159.62	$124.25	$156.96
June 30, 2006	$169.31	$136.90	$150.43
September 29, 2006	$171.15	$139.00	$169.17
December 29, 2006	$206.39	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.94	$203.29	$216.75
August 6, 2007*	$225.76	$175.05	$187.79

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	GS
Initial price:	$187.79
Protection level:	80.00%
Protection price:	$150.23
Physical delivery amount:	5($1,000/Initial price)
Fractional shares:	0.325097
Coupon:	13.25% per annum
Maturity:	February 29, 2008
Dividend yield:	0.73% per annum
Coupon amount monthly:	$11.04

FWP-97

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.625%		100.37%
+ 90%	6.625%		90.37%
+ 80%	6.625%		80.37%
+ 70%	6.625%		70.37%
+ 60%	6.625%		60.37%
+ 50%	6.625%		50.37%
+ 40%	6.625%		40.37%
+ 30%	6.625%		30.37%
+ 20%	6.625%		20.37%
+ 10%	6.625%		10.37%
+ 5%	6.625%		5.37%
0%	6.625%		0.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-4.63%
- 10%	6.625%	-3.375%	-9.63%
- 20%	6.625%	-13.375%	-19.63%
- 30%	N/A	-23.375%	-29.63%
- 40%	N/A	-33.375%	-39.63%
- 50%	N/A	-43.375%	-49.63%
- 60%	N/A	-53.375%	-59.63%
- 70%	N/A	-63.375%	-69.63%
- 80%	N/A	-73.375%	-79.63%
- 90%	N/A	-83.375%	-89.63%
-100%	N/A	-93.375%	-99.63%

FWP-98

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.4 trillion in assets, $116 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$46.01	$29.05	$34.15
December 31, 2001	$40.95	$31.85	$36.35
March 29, 2002	$39.68	$26.70	$35.65
June 28, 2002	$38.71	$30.15	$33.92
September 30, 2002	$33.68	$17.90	$18.99
December 31, 2002	$26.14	$15.30	$24.00
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
August 6, 2007*	$50.48	$43.20	$45.11

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	JPM
Initial price:	$45.11
Protection level:	80.00%
Protection price:	$36.09
Physical delivery amount:	22($1,000/Initial price)
Fractional shares:	0.168034
Coupon:	12.25% per annum
Maturity:	February 29, 2008
Dividend yield:	3.09% per annum
Coupon amount monthly:	$10.21

FWP-99

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.125%		101.55%
+ 90%	6.125%		91.55%
+ 80%	6.125%		81.55%
+ 70%	6.125%		71.55%
+ 60%	6.125%		61.55%
+ 50%	6.125%		51.55%
+ 40%	6.125%		41.55%
+ 30%	6.125%		31.55%
+ 20%	6.125%		21.55%
+ 10%	6.125%		11.55%
+ 5%	6.125%		6.55%
0%	6.125%		1.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-3.45%
- 10%	6.125%	-3.875%	-8.45%
- 20%	6.125%	-13.875%	-18.45%
- 30%	N/A	-23.875%	-28.45%
- 40%	N/A	-33.875%	-38.45%
- 50%	N/A	-43.875%	-48.45%
- 60%	N/A	-53.875%	-58.45%
- 70%	N/A	-63.875%	-68.45%
- 80%	N/A	-73.875%	-78.45%
- 90%	N/A	-83.875%	-88.45%
-100%	N/A	-93.875%	-98.45%

FWP-100

MBIA Inc.

According to publicly available information, MBIA Inc. (the “Company”) was incorporated as a business corporation under the laws of the state of Connecticut in 1986. The Company provides financial guarantee insurance and other forms of credit protection as well as investment management services to public finance and structured finance issuers and investors and capital market participants on a global basis. The Company’s financial guarantee insurance provides an unconditional and irrevocable guarantee of the payment of the principal of, and interest or other amounts owing on, insured obligations when due or, in the event that the Company has the right, at its discretion, to accelerate insured obligations upon default or otherwise, upon such acceleration by the Company. The Company conducts its financial guarantee business through its wholly owned subsidiary MBIA Insurance Corporation and provides investment management products and financial services through its wholly owned subsidiary MBIA Asset Management, LLC.

The linked share’s SEC file number is: 1-9583.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$57.49	$36.00	$50.00
December 31, 2001	$54.28	$43.50	$53.63
March 29, 2002	$60.11	$51.10	$54.69
June 28, 2002	$57.50	$52.33	$56.53
September 30, 2002	$56.65	$39.05	$39.95
December 31, 2002	$47.00	$34.93	$43.86
March 31, 2003	$47.81	$34.14	$38.64
June 30, 2003	$53.60	$38.61	$48.75
September 30, 2003	$57.38	$47.68	$54.97
December 31, 2003	$60.62	$54.97	$59.23
March 31, 2004	$67.34	$58.90	$62.70
June 30, 2004	$64.90	$54.45	$57.12
September 30, 2004	$59.14	$52.55	$58.21
December 31, 2004	$65.21	$53.43	$63.28
March 31, 2005	$63.33	$52.15	$52.28
June 30, 2005	$61.35	$49.07	$59.31
September 30, 2005	$63.23	$54.76	$60.62
December 30, 2005	$64.00	$54.15	$60.16
March 31, 2006	$63.63	$56.90	$60.13
June 30, 2006	$60.87	$56.00	$58.55
September 29, 2006	$64.42	$56.30	$61.44
December 29, 2006	$73.49	$60.57	$73.06
March 30, 2007	$76.02	$63.21	$65.49
June 29, 2007	$72.38	$60.42	$62.22
August 6, 2007*	$62.96	$49.00	$56.20

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	MBI
Initial price:	$56.20
Protection level:	65.00%
Protection price:	$36.53
Physical delivery amount:	17($1,000/Initial price)
Fractional shares:	0.793594
Coupon:	14.75% per annum
Maturity:	February 29, 2008
Dividend yield:	2.21% per annum
Coupon amount monthly:	$12.29

FWP-101

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.375%		101.11%
+ 90%	7.375%		91.11%
+ 80%	7.375%		81.11%
+ 70%	7.375%		71.11%
+ 60%	7.375%		61.11%
+ 50%	7.375%		51.11%
+ 40%	7.375%		41.11%
+ 30%	7.375%		31.11%
+ 20%	7.375%		21.11%
+ 10%	7.375%		11.11%
+ 5%	7.375%		6.11%
0%	7.375%		1.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-3.89%
- 10%	7.375%	-2.625%	-8.89%
- 20%	7.375%	-12.625%	-18.89%
- 30%	7.375%	-22.625%	-28.89%
- 40%	N/A	-32.625%	-38.89%
- 50%	N/A	-42.625%	-48.89%
- 60%	N/A	-52.625%	-58.89%
- 70%	N/A	-62.625%	-68.89%
- 80%	N/A	-72.625%	-78.89%
- 90%	N/A	-82.625%	-88.89%
-100%	N/A	-92.625%	-98.89%

FWP-102

Merrill Lynch & Co., Inc.

According to publicly available information, Merrill Lynch & Co., Inc. (the “Company”) was formed in 1914 and became a publicly traded company on June 23, 1971. In 1973, the Company created the holding company, ML & Co., a Delaware corporation that, through its subsidiaries, is one of the world’s leading wealth management, capital markets and advisory companies with offices in 37 countries and territories and total client assets of approximately $1.6 trillion at December 29, 2006. As an investment bank, the Company is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes, and it serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. In addition, the Company owns a 45% voting interest and approximately half of the economic interest of BlackRock, Inc., one of the world’s largest publicly traded investment management companies with approximately $1.1 trillion in assets under management at December 31, 2006.

The Company conducts its business from various locations throughout the world. The Company’s world headquarters is located in the World Financial Center in New York City, and its other principal United States business and operational centers are located in New Jersey and Florida. The Company’s major geographic regions of operations include the United States; Europe, the Middle East and Africa (“EMEA”); the Pacific Rim; Canada; and Latin America.

The linked share’s SEC file number is: 1-7182.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$59.84	$33.50	$40.60
December 31, 2001	$54.65	$38.49	$52.12
March 29, 2002	$59.32	$44.15	$55.38
June 28, 2002	$55.20	$36.78	$40.50
September 30, 2002	$40.66	$31.00	$32.95
December 31, 2002	$44.90	$28.21	$37.95
March 31, 2003	$43.75	$30.76	$35.40
June 30, 2003	$49.20	$35.30	$46.68
September 30, 2003	$57.50	$45.84	$53.53
December 31, 2003	$60.47	$53.85	$58.65
March 31, 2004	$64.85	$56.97	$59.56
June 30, 2004	$60.70	$51.35	$53.98
September 30, 2004	$54.32	$47.35	$49.72
December 31, 2004	$61.16	$50.01	$59.77
March 31, 2005	$61.99	$56.01	$56.60
June 30, 2005	$57.50	$52.00	$55.01
September 30, 2005	$61.67	$54.37	$61.35
December 30, 2005	$69.34	$58.65	$67.73
March 31, 2006	$79.32	$67.11	$78.76
June 30, 2006	$81.25	$64.58	$69.56
September 29, 2006	$79.40	$66.69	$78.22
December 29, 2006	$93.93	$77.90	$93.10
March 30, 2007	$98.68	$76.85	$81.67
June 29, 2007	$95.00	$81.18	$83.58
August 6, 2007*	$89.23	$69.05	$74.55

*	High, low and closing prices are for the period starting April 2, 2007 and ending August 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	MER
Initial price:	$74.55
Protection level:	80.00%
Protection price:	$59.64
Physical delivery amount:	13($1,000/Initial price)
Fractional shares:	0.413816
Coupon:	13.00% per annum
Maturity:	February 29, 2008
Dividend yield:	1.73% per annum
Coupon amount monthly:	$10.83

FWP-103

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	6.50%		100.87%
+ 90%	6.50%		90.87%
+ 80%	6.50%		80.87%
+ 70%	6.50%		70.87%
+ 60%	6.50%		60.87%
+ 50%	6.50%		50.87%
+ 40%	6.50%		40.87%
+ 30%	6.50%		30.87%
+ 20%	6.50%		20.87%
+ 10%	6.50%		10.87%
+ 5%	6.50%		5.87%
0%	6.50%		0.87%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.13%
- 10%	6.50%	-3.50%	-9.13%
- 20%	6.50%	-13.50%	-19.13%
- 30%	N/A	-23.50%	-29.13%
- 40%	N/A	-33.50%	-39.13%
- 50%	N/A	-43.50%	-49.13%
- 60%	N/A	-53.50%	-59.13%
- 70%	N/A	-63.50%	-69.13%
- 80%	N/A	-73.50%	-79.13%
- 90%	N/A	-83.50%	-89.13%
-100%	N/A	-93.50%	-99.13%

FWP-104